  SEC FILE NUMBER 333-223604

As Filed with the Securities and Exchange Commission on June 5, 2018

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No.1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAUER ENERGY, INC.

Nevada

(Exact Name of Issuer as specified in its charter)      (State or Other Jurisdiction of Incorporation

 or Organization)

            3511

26-3261559

(Primary Standard Industrial Classification Code Number) (I.R.S. Employer Identification No.)

1620 Emerson Avenue, Oxnard, CA, 93033                     888-829-8748

(Address and telephone number of principal executive offices)

1620 Emerson Avenue, Oxnard, CA, 93033

(Address of principal place of business or intended principal place of business)

Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607, (914) 674-4373

                         (Name, address and telephone number of agent for service)

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]
(Do not check if a smaller reporting company)		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)
Common Stock, $.0001 par value per share	101,000,000	$0.004	$404,000	$50.30*

(1)  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the closing market price of the Registrant’s common stock on March 5, 2018.

(3)  Calculated under Section 6(b) of the Securities Act of 1933.

* previously paid

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

EXPLANATORY NOTE

ALL SHARE AND PER SHARE NUMBERS INCLUDED IN THIS PROSPECTUS, OTHER THAN THOSE IN THE FINANCIAL STATEMENTS, HAVE BEEN ADJUSTED TO REFLECT A ONE FOR FIVE REVERSE STOCK SPLIT (THE "REVERSE SPLIT") EFFECTED MAY 16, 2018.

SUBJECT TO COMPLETION, JUNE 5, 2018

PRELIMINARY PROSPECTUS

SAUER ENERGY, INC.

20,200,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 20,200,000 shares of our common stock, par value $0.0001 per share, by the selling stockholder, GHS Investments, LLC, a Nevada Limited Liability Company, ("GHS"), and represent shares that GHS has agreed to purchase if put to it by us pursuant to the terms of the Equity Purchase Agreement (the “EPA”) we entered into with GHS on February 16, 2018. Subject to the terms and conditions of the EPA, we have the right to "put," or sell, up to $7,000,000 worth of shares of our common stock to GHS. This arrangement is sometimes referred to as an "EPA." For more information on the selling stockholder, please see the section of this prospectus entitled "Selling Security Holder" beginning on page 45. We will not receive any proceeds from the resale of these shares of common stock offered by GHS. We will, however, receive proceeds from the sale of shares directly to GHS pursuant to the EPA. When we put an amount of shares to GHS, the per share purchase price that GHS will pay to us in respect of such put will be determined in accordance with a formula set forth in the Equity Purchase Agreement. There will be no underwriter's discounts or commissions so we will receive all of the proceeds of our sale to GHS. The purchase price to be paid by GHS will be equal to 80% multiplied by the lowest closing price of our common stock for the ten trading days prior to the notice from us (the “Market Price”).   We will be entitled to put to GHS on each put 200% of the average of the dollar volume on the principal trading exchange for our common stock for the 10 trading days preceding the put date; provided that the number of shares to be purchased by GHS shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by GHS, would exceed 9.99% of the number of shares of our common stock outstanding. There are certain limited circumstances where we may be required to deliver additional shares (“Trading Period Shares”) of our common stock to GHS after the amount delivered with the put.  No Trading Period Shares shall be issued unless, a holder of variably priced instruments issued by the Company has converted any portion of said instrument into shares of the Company during the relevant Trading Period.  GHS may sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices. GHS is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of our common stock under the EPA. For more information, please see the section of this prospectus titled "Plan of Distribution" beginning on page 41. Our common stock became eligible for trading on the OTC Bulletin Board on August 13, 2009. Our common stock is quoted on the OTCQB under the symbol "SENY". The closing price of our stock on May 30, 2018, was $0.035. You should understand the risks associated with investing in our common stock. Before making an investment, read the "Risk Factors," which begin on page 6 of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2018.

Index		Page
PROSPECTUS SUMMARY		4
RISK FACTORS		6
SHARES ELIGIBLE FOR FUTURE SALE		14
USE OF PROCEEDS		16
DETERMINATION OF OFFERING PRICE		16
BUSINESS		18
MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS		31
TRADING MARKET		32
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS		33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS		33
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS		36
EXECUTIVE COMPENSATION		37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS		39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE		40
SELLING SECURITY HOLDER		40
RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER		41
PLAN OF DISTRIBUTION		41
DESCRIPTION OF SECURITIES		42
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES		43
EXPERTS		43
LEGAL MATTERS		43
WHERE YOU CAN FIND MORE INFORMATION	4	43
AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED AUGUST 31, 2017		44
UNAUDITED FINANCIAL STATEMENTS FOR THE QUARTER ENDED FEBRUARY 28, 2018		60

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

RECENT SALES OF UNREGISTERED SECURITIES

EXHIBITS

UNDERTAKINGS

SIGNATURES

		II-1 72 72 72 73 74 76 77

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision. Throughout this prospectus, the terms, the "Company," "Sauer Energy," "we," "us," "our," and "our company" refer to Sauer Energy, Inc., a Nevada corporation.

Company Overview

The Offering

Common stock 20,200,000 shares that may be offered by the selling stockholder.

Shares Outstanding:

Common stock 87,408,168 shares outstanding as of the date of this prospectus.

Total proceeds

We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by the selling shareholder. We will receive proceeds from our sale of shares to GHS.  GHS has committed to purchase up to $7,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 24 months from the effective date of the Equity Purchase Agreement (the “EPA”); or (ii) the date on which GHS has purchased shares of our common stock pursuant to the EPA for an aggregate maximum purchase price of $7,000,000. The purchase price to be paid by GHS will be equal to 80% of the Market Price of the common stock as determined under the EPA. We will be entitled to put to GHS on each put date such number of shares of common stock as equals 200% of the average of the  dollar volume on the principal trading exchange for our common stock for the 10 trading days preceding the put date; provided that the number of shares to be purchased by GHS shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by GHS, would exceed 9.99% of the number of shares of our common stock outstanding.  There are certain limited circumstances where we may be required to deliver additional shares (“Trading Period Shares”) of our common stock to GHS after the amount delivered with the put.  No Trading Period Shares shall be issued unless, a holder of variably priced instruments issued by the Company has converted any portion of said instrument into shares of the Company during the relevant Trading Period.

Risk Factors

There are significant risks involved in investing in our company. For a discussion of risk factors, you should consider before buying our common stock, see "Risk Factors" beginning on page 6.

Company Overview

We (“the Company”) were incorporated on August 19, 2008, in the State of Nevada, under the name BCO Hydrocarbon, Ltd., for the purpose of acquiring, exploring, and if warranted and feasible, developing natural resource assets.  The Company began its business operations by executing a Farm-in Agreement providing the Company with the right to a 50.0% working interest in two Petroleum and Natural Gas Crown leases in Alberta, Canada.  On July 25, 2010 the Company acquired all of the shares of Sauer Energy, Inc., a California corporation, and has since changed its business to that of Sauer Energy, Inc.  On September 17, 2010 our majority shareholder and sole director approved a name change which was officially effected on October 15, 2010, when we became Sauer Energy, Inc., (“SEI”) a Nevada corporation.  Our California subsidiary has since been dissolved.

Our Business

Our business, described more fully under “Business”, is the design, research and development of vertical axis wind turbine (VAWT) electrical generation systems for residential and commercial use.  We have not commenced production or material revenues, but anticipate doing so with the receipt of the funds under the Equity Purchase Agreement.  We have generated $-0- in revenue and have incurred losses of $1,227,747 in the fiscal year ended August 31, 2016; losses of $1,593,027 in the fiscal year ended August 31, 2017, and losses of $12,221,372 since our inception on August 7, 2008 thru February 28, 2018.  We have continued to incur operating losses.

The opinion of our independent auditors for the fiscal years ended August 31, 2017, is qualified subject to substantial doubt as to our ability to continue as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment.

Our principal executive offices are located at 1620 Emerson Avenue, Oxnard, CA, 93033, and our telephone number is 888-829-8748.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below and the other information in this prospectus when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

RISKS RELATED TO OUR BUSINESS

We have a history of losses.

We are in a pre-expansion stage, have never realized any revenue and have a history of losses.  We have not generated any revenue and have incurred losses of $1,593,027 in the fiscal year ended August 31, 2017; losses of $1,227,747 in the fiscal year ended August 31, 2016; and losses of $12,221,372 through February 28, 2018, since our inception on August 7, 2008.  If we continue incurring losses and fail to achieve profitability, we may have to cease our operations.  Unless we bring our products to market and realize revenues from their sale, shareholders are likely to lose their entire investment.

We do not have sufficient cash on hand.

 As at February 28, 2018, we had $1,015 cash on hand.  These cash resources are not sufficient for us to execute our business plan.  If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations.  We estimate that within the next 12 months we will need $5,000,000 in cash from either investors or operations.  While we intend to engage in several equity or debt financings, there is no assurance that these will actually occur.  Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests.  You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

We may not be able to continue our business as a going concern.

  The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $12,221,372 as of February 28, 2018, and has had $29,649 in revenue.

  In view of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If these adjustments were required to be made, the value of our assets and your shares would be reduced. Management plans to raise additional capital through the sale of stock to pursue business development activities.

If we are not able to raise enough funds through the EPA or other sources, we may not be able to successfully develop and market our products and our business may fail.

The Company's cash on hand at February 28, 2018, was $1,015. We have generated $29,649 in revenue from operations. We do not have any commitments for financing other than the EPA, and we will need additional financing to meet our obligations and to continue our business. Although we plan to raise funds through the EPA, due to the conditions of the EPA we cannot guarantee that we will be able to raise money through the use of the EPA or that we will be able to utilize the full EPA.

As we raise additional capital, shareholders' percentage ownership interest will likely be reduced.

The raising of additional financing would, in all likelihood, result in dilution or reduction in the value of our securities. If we issue additional stock in accordance with the EPA (up to 20,200,000 shares), common shareholders' ownership interest will be reduced. We have recently raised money from the sale of convertible notes that contain a conversion feature with a discount to market. Such a discount will have a dilutive effect on our current shareholders as well.

If we are unable to continue to retain the services of Dieter Sauer, Jr. or if we are unable to successfully recruit qualified managerial and company personnel having experience in the small wind turbine industry, we may not be able to continue operations.

Our success depends to a significant extent upon the continued services of Dieter Sauer, Jr. our CEO and President. The loss of the services of Mr. Sauer could have a material adverse effect on our growth, revenues, and prospective business. Mr. Sauer will enter into an employment agreement with us requiring him to devote substantially all of his time to us but, to date, has not done so. We do not have a “key person” life insurance policy on Mr. Sauer. Additionally, there are a limited number of qualified technical personnel with significant experience in the design, development, manufacture, and sale of our wind turbines, and we may face challenges hiring and retaining these types of employees.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in the small wind turbine business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We have no independent audit committee nor do we have an audit committee financial expert at this time.

Our full board of directors functions as our audit committee. This may hinder our board of directors' effectiveness in fulfilling the functions of the audit committee. Currently, we have no independent audit committee nor do we have an audit committee financial expert at this time. Our full board of directors functions as our audit committee and is comprised of four directors, two of whom are not considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing our company's processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee's responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. In addition, the director on our board of directors is not considered to be a "financial expert" in that he does not have the education or experience of being a chief financial officer.

If we are unable to successfully achieve broad market acceptance of our systems, we may not be able to generate enough revenues in the future to achieve or sustain profitability.

  We are dependent on the successful commercialization of our systems.  The market for small wind turbines is at an early stage of development.  The market for our systems is unproven.  The technology may not gain adequate commercial acceptance or success for our business plan to succeed.

If we cannot establish and maintain relationships with distributors, we may not be able to increase revenues.

In order to increase our revenues and successfully commercialize our systems, we must establish and maintain relationships with various third party distributors.  We currently do not have any signed distribution agreements.

 If we cannot assemble a large number of our systems, we may not meet anticipated market demand or we may not meet our product commercialization schedule.

To be successful, we will have to assemble our systems in large quantities at acceptable costs while preserving high product quality and reliability.  If we cannot maintain high product quality on a large scale, our business will be adversely affected.  We may encounter difficulties in scaling up production of our systems, including problems with the supply of key components. Even if we are successful in developing our assembly capability, we do not know whether we will do so in time to meet our product commercialization schedule or satisfy the requirements of our customers.  In addition, product enhancements need to be implemented to various components of the platform to provide better overall quality and uptime in high wind regimes.  The implementation of the enhancements to our system may also delay significant production by requiring additional manufacturing changes and technical support to facilitate the manufacturing process.

If we experience quality control problems or supplier shortages from component suppliers, our revenues and profit margins may suffer.

We do not plan to manufacture our wind turbine systems ourselves, but plan to outsource this part of our business.  Our dependence on third-party suppliers for components of our turbine systems involves several risks, including limited control over pricing, availability of materials, quality and delivery schedules.  Any quality control problems or interruptions in supply with respect to one or more components or increases in component costs could materially adversely affect our customer relationships, revenues and profit margins.

Technological advances could render our VAWT products uncompetitive.

While management believes that our current and proposed designs are sufficiently advanced to be commercially successful, we cannot assure you that any competitor will not design a superior product with which we cannot compete or that other energy production sources may not in the future prove superior to wind power generation.  Those events could substantially harm our operations.

  Any future international expansion will subject us to risks associated with international operations that could increase our costs and decrease our profit margins.

International operations are subject to several inherent risks that could increase our costs and decrease our profit margins including:

•

changes in foreign currency exchange rates;

•

changes in a specific country’s economic conditions;

•

trade protective measures and import or export requirements or other restrictive actions by foreign governments; and,

•

changes in tax laws.

 If we determine to seek sales or contract for manufacturing outside the United States, we will be subject to these risks.  However, we plan to be in a strong financial position before we would attempt to do so.

If we cannot effectively manage our internal growth, our business prospects, revenues and profit margins may suffer.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits.  We expect that we will need to significantly expand our operations to successfully implement our business strategy.  As we add marketing, sales and build our infrastructure, we expect that our operating expenses and capital requirements will increase.  To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures.  In addition, we must effectively expand, train and manage our employee base.  If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

Our technology competes against other small wind turbine technologies.  Competition in our market may result in pricing pressures, reduced margins or the inability of our systems to achieve market acceptance.

We compete against several companies seeking to address the small wind turbine market.  We may be unable to compete successfully against our current and potential competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance.  The current level of market penetration for small wind turbines is relatively low and as the market increases, we expect competition to grow significantly.  Our competition may have significantly more capital than we do and as a result, they may be able to devote greater resources to take advantage of acquisition or other opportunities more readily.

Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our vertical axis wind turbine designs are protected by multiple patents.  However, the grant of a patent does not ensure against the possibility that our patent will not be found to infringe upon patents or other intellectual property rights held by others, nor does the grant of a patent ensure that the patent will provide meaningful protection against potential or actual infringement by others.

If we encounter unforeseen problems with our current technology offering, it may inhibit our sales and early adoption of our products.

We are in the process of setting a certification standard through extensive computer fluid dynamic testing and actual field testing to curb anomalies related to manufacturing before we finalize our process.  We do not anticipate negative results based on our preliminary results.  We are at a stage in development that we can perfect our design prior to going into production.

We are a technology development company and are in an early production phase where we may encounter difficulties that we did not anticipate.  Unforeseen problems relating to manufacture of the units or their operating effectively in the field could have a negative impact on adoption, future shipments and our operating results.

We are to establish and maintain required disclosure controls and procedures and internal controls over financial reporting and to meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, may cause investor confidence and share value may be negatively impacted.  We currently do not have a sufficient number of management employees to establish adequate controls and procedures.

Our officers have limited experience in managing a public company.

Our present officers have no experience in managing a public company prior to our acquiring our present operations in 2010 and we do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Control by Management

  As of August 31, 2017, Dieter Sauer, Jr., our CEO and director, owns 9,962,500 shares or 11.4% of our 87,408,168 issued and outstanding shares of common stock.   No other shareholder owns more than 5% with substantial interests or directorship of the company.  All of our officers and directors as a group control 12,570,500 shares or 14.4%.

Risks Related to Common Stock

The large number of shares eligible for immediate and future sales may depress the price of our stock.

As of the date of this prospectus we have 87,408,168 shares of common stock outstanding.  69,860,189 shares are “free trading” and may serve to overhang the market and depress the price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult.

Limitations upon Broker-Dealers Effecting Transactions in "Penny Stocks"

Trading in our common stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in "penny stocks."  Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a "penny stock" because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on "penny stocks", which makes selling our common stock more difficult compared to selling securities which are not "penny stocks.  "Rule 15a-9 restricts the solicitation of sales of "penny stocks" by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in "penny stocks", and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser's investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in "penny stocks" first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in "penny stocks", (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our common stock is deemed a low-priced "penny stock," it will be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), commonly referred to as the "penny stock" rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

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Deliver to the customer, and obtain a written receipt for, a disclosure document;

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Disclose certain price information about the stock;

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Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

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Send monthly statements to customers with market and price information about the penny stock; and

  In some circumstances, approve the purchaser's account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.  In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate.  If and when this registration statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a registration statement under the Securities Act registering the shares of common stock reserved for issuance there under.  Following the effectiveness of any such registration statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our common stock which is not registered under the Securities Act, known as “restricted” shares, typically is affected under Rule 144.  As of the date of this prospectus we have outstanding an aggregate of 87,408,168 shares of common stock of which 17,547,979 are restricted stock.  All of our restricted shares of common stock might be sold under Rule 144 if held for more than six months by non-affiliates.  In addition, each of our officers, directors or affiliates, who own an aggregate of 12,570,500 shares, may sell 1% of our outstanding shares (approximately 8,740,817, shares) every three months under Rule 144.  No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our common stock, or the availability of such shares for future sale, will have on the market price of our common stock or our ability to raise capital through an offering of our equity securities.

The sale of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.  In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate.  If and when this registration statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a registration statement under the Securities Act registering the shares of common stock reserved for issuance thereunder.  Following the effectiveness of any such registration statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

No Dividends

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

Future issuances of common shares may be adversely affected by the EPA.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the Equity Purchase Agreement, or sales by our existing shareholders, of common stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by GHS will depress the market price of our common stock.

Draw-downs under the EPA may cause dilution to existing shareholders.

GHS has committed to purchase up to $7,000,000 worth of shares of our common stock. From time to time during the term of the EPA, and at our sole discretion, we may present GHS with a put notice requiring GHS to purchase shares of our common stock. The purchase price to be paid by GHS will be 80% of the Market Price of our common stock.  We will be entitled to put to GHS on each put date such number of shares of common stock as equals 200% of the average of the  dollar volume on the principal trading exchange for our common stock for the 10 trading days preceding the put date; provided that the number of shares to be purchased by GHS shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by GHS, would exceed 9.99% of the number of shares of our common stock outstanding. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by GHS. There are certain limited circumstances where we may be required to deliver additional shares (“Trading Period Shares”) of our common stock to GHS after the amount delivered with the put.  No Trading Period Shares shall be issued unless, a holder of variably priced instruments issued by the Company has converted any portion of said instrument into shares of the Company during the relevant Trading Period.   The issue and sale of the shares under the Equity Purchase Agreement may also have an adverse effect on the market price of the common shares. GHS may resell some, if not all, of the shares that we issue to it under the EPA and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to GHS in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by GHS, and because our existing stockholders may disagree with a decision to sell shares to GHS at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the EPA when our share price is decreasing, we will need to issue more shares to raise the same amount of funding. There is no guarantee that we will satisfy the conditions to the EPA. Although the Equity Purchase Agreement provides that we can require GHS to purchase, at our discretion, up to $7,000,000 worth of shares of our common stock in the aggregate, there can be no assurances that we will be able to satisfy the closing conditions applicable for each put. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to GHS. There is no guarantee that we will be able to fully utilize the EPA.

In March of 2015, we entered into a similar EPA with another financing source for the purchase of up to $3,000,000 worth of our common stock. However, we were only able to realize $688,520 under that EPA before all of the shares registered thereunder were sold.  In December of 2015, we entered into a similar EPA with another financing source for the purchase of up to $3,000,000 worth of our common stock.  We were only able to avail ourselves of $393,610 under that EPA before all the shares thereunder were sold at July 6, 2016.

In July of 2016, we entered into another EPA with another financing source and registered shares.  We were able to avail ourselves of $764,500 under that EPA when the shares registered thereunder were sold.  The financing source finished selling the last shares they received pursuant to the EPA, on March 24, 2017.

On May 9, 2017, we entered into an EPA with another financing source and registered shares.  That financing source was East Six Opportunity Fund, LLC, (East Six).  We were able to avail ourselves of $471,398.84 under that EPA when the shares registered thereunder were sold.  The financing source finished selling the last shares they received pursuant to the EPA, on January 19, 2018.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holder pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holder.

We have agreed to bear the certain expenses relating to the registration of the shares for the selling security holder. We anticipate receiving proceeds from any "puts" tendered to GHS under the EPA. Such proceeds from the EPA are intended to be used approximately as follows: to fund our manufacturing expansion, research and development, marketing, advertising, distribution efforts, technology development, product line expansion and enhancement and working capital needs.

DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to GHS under the put will equal 80% of the Market Price of our common stock on the date the purchase price is calculated. To the extent that the disparity between the offering price and market price of the common stock is material, such disparity was determined by us to be fair in consideration of GHS establishing a line of credit to facilitate our ongoing operations.

Equity Purchase Agreement

We entered into the Equity Purchase Agreement (“EPA”) with GHS on February 16, 2018. Pursuant to the EPA, GHS committed to purchase up to $7,000,000 worth of our common stock, over a period of time terminating on the earlier of: (i) 24 months from the date of the agreement; (ii) the date on which GHS has purchase shares of our common stock pursuant to the EPA for an aggregate maximum purchase price of $7,000,000; or (iii) if there is no effective registration statement for a period of 30 days after the registration statement of which this prospectus forms a part is ordered effective.  We may draw on this facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the EPA. The purchase price to be paid by GHS will be 80% of the Market Price of our common stock.  In the event a variably priced instrument of the Company is converted during the 10 days following the put and the price of the common stock on the OTCQB declines to below 80% of the put price, the Company is required to issue additional shares to GHS based on a formula set forth in the EPA.  Currently we have one convertible instrument outstanding with a party not related to GHS, in the principal amount of $78,000 which becomes convertible on August 28, 2018.  We do not intend to enter into additional convertible instruments after the Registration Statement, of which this prospectus forms a part, is ordered effective.  We will be entitled to put to GHS on each put date such number of shares of common stock as equals 200% of the average of the dollar volume on the principal trading exchange for our common stock for the 10 trading days preceding the put date; provided that the number of shares to be purchased by GHS shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by GHS, would exceed 9.99% of the number of shares of our common stock outstanding.  The EPA provides for payment to us of the price for the shares delivered to GHS within one business day of electronic delivery of the shares. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  There are circumstances under which we will not be entitled to put shares to GHS including the following:

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we will not be entitled to put shares to GHS unless there is an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to cover the resale of the shares by GHS;

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we will not be entitled to put shares to GHS unless our common stock continues to be quoted on the OTCQB and has not been suspended from trading;

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we will not be entitled to put shares to GHS if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to GHS;

•

we will not be entitled to put shares to GHS if we have not complied with our obligations and are otherwise in breach of or in default under, the EPA, our Registration Rights Agreement with GHS (the "Registration Rights Agreement") or any other agreement executed in connection therewith with GHS; and,

•

we will not be entitled to put shares to GHS to the extent that such shares would cause GHS's beneficial ownership to exceed 9.99% of our outstanding shares.

The EPA further provides that GHS is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any material misrepresentation, breach of warranty or non-fulfillment of or a failure to perform any material covenant or agreement contained in the EPA. The EPA also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the EPA and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the EPA. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Dilutive Effects

Under the EPA, the purchase price of the shares to be sold to GHS will be at a price equal to 80% of the Market Price of our common stock. The table below illustrates an issuance of shares of common stock to GHS under the EPA for a hypothetical draw down amount of $20,000 at an assumed Market Price of $0.03:

Draw Down Amount

       Price to be paid by GHS

Number of Shares to be Issued

$20,000

    $0.024

833,333

By comparison, if the Market Price of our common stock was $0.02, the number of shares that we would be required to issue in order to have the same draw down amount of $20,000 would be greater, as shown by the following table:

Draw Down Amount

       Price to be paid by GHS

Number of Shares to be Issued

$20,000

    $0.016

            1,250,000

Accordingly, there would be dilution of an additional 416,667 shares issued due to the lower stock price of $0.02 per share. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our common stock means a higher number of shares to be issued to GHS in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by GHS, and because our existing stockholders may disagree with a decision to sell shares to GHS at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

The actual number of shares that will be issued to GHS under the EPA will depend upon the market price of our common stock at the time of our puts to GHS.

Likelihood of Accessing the Full Amount of the EPA

Notwithstanding that the EPA is in an amount of $7,000,000, the likelihood that we would access the full $7,000,000 is low. This is due to several factors including the fact that the EPA's share volume limitations will limit our use of the EPA and the market price may increase and thus fewer shares will need to be issued.

We determined to register in this registration statement a total of 20,200,000 shares, which represents less than one-third of our public float (after subtracting the holdings of insiders and controlling shareholders) in order to allow the greatest possible flexibility under the EPA.  The amount of shares that might be utilized under the EPA cannot be determined at this time as it will fluctuate with the market price of our stock and our financial requirements.

BUSINESS

Organizational History

Business Development:

We (“the Company”) were incorporated on August 19, 2008, in the State of Nevada, under the name BCO Hydrocarbon, Ltd., for the purpose of acquiring, exploring, and if warranted and feasible, developing natural resource assets.  The Company began its business operations by executing a Farm-in Agreement providing the Company with the right to a 50.0% working interest in two Petroleum and Natural Gas Crown leases in Alberta, Canada.  On July 25, 2010 the Company acquired all of the shares of Sauer Energy, Inc., a California corporation, and has since changed its business to that of Sauer Energy, Inc.  On September 17, 2010, our majority shareholder and sole director approved a name change which was officially effected on October 15, 2010, when we became Sauer Energy, Inc., (“SEI”) a Nevada corporation.

Prior Operations:

The Company operated in the oil and gas industry and maintained a right to operate and a right to explore on two Crown Petroleum and Natural Gas Leases in the Province of Alberta.  The leases were for 640 gross acres or 320 net acres. The Company planned to appoint Unitech as the operator, but Unitech advised the Company that the commodity price of gas was too low to consider undertaking any exploration activities.  Based on that advice, the Company determined not to undertake any exploration activities on the leases until such time as the price of gas improved.  We were required under the terms of our farm-in agreement to expend a total of $25,000 prior to January 10, 2010, however, based on the advice from our proposed operator, we were able to negotiate an extension of that commitment until gas prices should improve sufficiently to make exploration development activities advisable.  After July 25, 2010, we were able to dispose of our interests in these Crown Petroleum Natural Gas Leases without further liability to us.  Due to the limited prospects of its proposed oil and gas activities, the Company sought other acquisition activities and these efforts led to the acquisition of Sauer Energy, Inc. on July 25, 2010.

Prior Planned Principal Products or Services and Their Markets:

Our principal products were intended to be petroleum and natural gas and any related saleable by-products.  Our initial market was to be the Province of Alberta.  We never had any salable oil and gas production or products.

Prior Planned Distribution Methods of the Products or Services:

Once we had oil and gas production, we would have relied on the operator of our oil and gas wells to distribute any oil and gas and saleable by-products.

Competitive Business Conditions and Our Competitive Position In Our Prior Line of Business

The Industry and Methods of Competition:

In our former line of business our competition came from other oil and gas companies that were acquiring oil and gas assets that we contemplated acquiring due to its investment potential and capital expenditure.  The sources and availability of acquiring oil and gas assets was contingent on our ability to finance opportunities as they became available.  Since our financial resources were severely limited during the period we were engaged in the oil and gas business, we were at a distinct disadvantage when competing against companies with significant financing ability and significant asset backed financing.

Dependence On One Or A Few Major Customers:

We never produced any oil or gas and therefore had no customers.

 Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration:

There were no inherent factors or circumstances associated with the oil and gas industry that would give cause for any patent, trademark or license infringements or violations.  We had not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We did not hold any intellectual property related to our prior operations.

Need For Any Government Approval of Principal Products or Services:

We never had any production, however, our operator was required to have government approvals for all drilling and production activities undertaken in the Province of Alberta and thus, if we had continued in the oil and gas business, we would have been required to ensure that all approvals were granted and complied with. We cannot ascertain what the associated costs might have been.

Effects of Existing or Probable Government Regulations on our Prior Business:

In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil.  The price depends in part on oil quality, prices of competing fuels, distance to market, the value of refined products and the supply/demand balance.  Oil exports may be made pursuant to export contracts with terms not exceeding 1 year in the case of light crude, and not exceeding 2 years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board of Canada (“NEB”).  Any oil export to be made pursuant to a contract of longer duration (to a maximum of twenty-five (25) years) requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers.  Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada.  Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the NEB and the Government of Canada.  Natural gas exports for a term of less than two years or for a term of 2 to 20 years (in quantities no greater than 30,000 m3/day) must be made pursuant to an NEB order.  Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or of a larger quantity requires an exporter to obtain an export license from the NEB and the issuance of such a license requires the approval of the Governor in Council.

The Government of Alberta also regulates the volume of natural gas which may be removed from the province for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

The Government of Alberta regulates the royalty percent from Crown mineral leases for petroleum, natural gas and hydrocarbon by-products.

Research and Development Activities and Costs:

We did not incur any research and development costs in our prior business.

Costs and Effects of Compliance with Environmental Laws:

Our oil and gas earned working interest rights would have been subject to numerous federal, provincial and municipal laws and regulations relating to environmental protection from the time oil and gas projects commence until lease sites are abandoned, restored and reclaimed.  These laws and regulations govern, among other things, the amounts and types of substances and materials that may be released into the environment, the issuance of permits in connection with exploration, drilling and production activities, the release of emissions into the atmosphere, the discharge and disposition of generated waste materials, offshore oil and gas operations, the abandonment, reclamation and restoration of wells and facility sites and the remediation of contaminated sites.  In addition, these laws and regulations may impose substantial liabilities for the failure to comply with them or for any contamination resulting from the operations associated with our assets.  Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose “strict liability,” rendering a person liable for environmental damage without regard to negligence or fault on the part of such person.  Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for our acts which were in compliance with all applicable laws at the time such acts were performed.  The application of these requirements or the adoption of new requirements could have a material adverse effect on our financial position and results of operations.

Employees:

We did not have employees in our prior operations, but relied on consultants as required and then management, being the directors and officers, to direct our business.  Should we have found an oil and gas property or properties of merit which would require an operator, we would have needed to hire additional staff for operations.

Acquisition of Sauer Energy, Inc. and Related Matters

On July 25, 2010, the Company, Malcolm Albery, its president and sole director (“MA”) and Dieter Sauer, Jr. (“DS”) completed a closing (the “Closing”) under an Agreement and Plan of Reorganization, dated as of June 23, 2010 (the “Agreement”).  The Agreement provided: (a) for the purchase by DS of all of the 7,962,500 shares of the Company owned by MA for $55,200.00; (b) the contribution by DS of all of the shares of Sauer Energy, Inc., a California corporation to the Company; (c) the assignment of certain patent rights related to wind turbine technology held by DS to the Company; and (d) the election of DS to the Company’s board of directors.  In connection with the Closing, Mr. Sauer was elected President and

CEO of the Company and two former shareholders of the Company agreed to (i) indemnify the Company against any claims resulting from breaches of representations and warranties by the Company in the Agreement; (ii) to acquire and cause to be returned for cancellation an aggregate of 13,613,500 shares of the Company’s common Stock, including all of the shares owned by former officer and director Daniel Brooks and; (3) assume all of the Company’s obligations in connection with certain oil and gas leases in Canada.

  Due to his acquisition of 7,962,500 shares in connection with the Closing and the return for cancellation of 13,613,500 shares, upon the consummation of the closing under the Agreement, Dieter Sauer, Jr. owned approximately 51.6% of the Company’s issued and outstanding shares.

  When acquired by BCO in 2010, Sauer Energy, Inc., a California corporation, whose business is described more fully below, was a development stage California corporation formed in 2008 engaged in the design, research and development of vertical axis wind turbine (VAWT) systems.  Sauer Energy, Inc., a California corporation, has been wound down and dissolved as of August 2012.  The surviving entity is Sauer Energy, Inc., (“SEI”), a Nevada corporation.

  Management believes that SEI’s innovative design and utility makes it highly efficient and cost effective to own and operate.  The initial product for release will be the WindCutter, which was designed using the Darrieus principle.  These turbines have five aerodynamic airfoils, a proprietary axial-flux permanent magnet generator (PMG) and are pole mounted.   Our concept was engineered for durability and simplicity of on-sight assembly and installation.

 The certification analysis process was completed with ATA Engineering, Inc. (ATA).  The WindCutter was designed to International Electrotechnical Commission Small Wind Turbine International Standards (IEC).   Proving reliability of the turbine by analysis and testing, it was subjected to a variety of normal operational as well as abnormal event conditions.  It has passed the rigorous testing, as expected. We chose to enter the certification process because it would give us the edge over competitors and ensure the performance and quality that our customers deserve. We are in the process of domestic and global marketing efforts and in the process of bringing in sales to fulfillment.

  Growing energy demand, limited availability of non-renewable fossil fuels, heightened climate change concerns and volatile oil and gas prices have all contributed to the increased demand for renewable energy by individuals, businesses, government and non-government organizations worldwide.

Sauer Energy is a renewable energy company engaged in the design and manufacture of small wind turbines that generate clean energy to power residential and commercial customers.  We promote energy independence through the use of wind power, an abundant, never ending, renewable, emissions-free energy source that can be captured in small and large scale applications.

We are also focused on the development of products and technologies and promote transparency and accountability.

  Sauer Energy developed a multi-faceted growth strategy that takes advantage of the company’s relationships with experts in engineering, manufacturing, distribution, marketing and branding. These resources have vast experience in the wind energy sector and they make themselves available to us as independent contractors on an as-needed basis. The key focus factors for the future:

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To become a revenue and profit based operation

•

Expansion and development of product portfolio

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A two-tiered sales approach with intensive marketing strategy to targeted customer base.

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Maintaining a cost-effective approach with each vertical market

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Expansion from domestic to global markets

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For SENY stock to move to higher trading platform, e.g. NASDAQ, AMEX, etc.

Proof of Concept

To validate the performance of the WindCutter, Sauer Energy had ATA Engineering, Inc., conduct extensive certification testing and analysis as evidence of its outstanding design, strength, performance and safety.  The data gathered has validated the efficiency and viability of the design.

Extruded aluminum blades provide outstanding rigidity as well as better weight distribution and uniformity throughout the blades.  The aluminum is anodized for weather resistance and added durability.   The aluminum extrusion process has tighter tolerances, better consistency of weight distribution, balance and is extremely cost-effective.   It is less expensive in the long run because it has a longer life than composites and also because of its compatibility with the support structure.  The WindCutter has achieved maximized performance utility with its proprietary, direct-drive, axial-flux (PMG) that was expressly designed to work in tandem with it.

  Our design is based on the Darrieus Gyromill or H-rotor, because our airfoils are asymmetrical and they are straight. Five long, vertical blades are attached to the rotor with a horizontal support system. The airfoil blades use the principle of lift to rotate the shaft, much like the wings on an airplane. This motion spreads the torque evenly over the entire revolution. This type of airfoil has very high efficiency in its conversion of wind to energy, due to its ability to manage turbulent winds at rooftop heights and above, giving it a superior advantage. The lift principle differs from the drag principle because it causes the blades to move at a rate much faster than actual wind speed, known as tip speed ratio.

  We have a total of three different prototype designs:  WindCutter, WindCharger and WindRider.  The WindCharger and WindRider are going through different stages of development.

In the past twenty years, turbine designs have changed radically.  Management believes that the WindCutter is bird friendly because SEI VAWTs are much smaller, have a much slower rotation, less space between the blades and birds can easily navigate around them.

Business Model

Sauer Energy’s business model is straight-forward as it had substantially planned most of the manufacturing functions to be done within its corporate headquarters.  The control factor on cost and labor will be to the Company’s advantage.  The Company’s vendor manufacturers are expected to be ISO 9000 and/or ISO 9001 Certified.

SEI will maintain quality control, assembly, testing, shipping and handling as orders flow in.

Corporate Expansion

  We are in a production facility, which is significantly larger than the one we occupied initially.  In anticipation of the machines we will need for production and the inventory we will have to house, management feels the present building can meet our growing needs.

  We are organizing the implementation of marketing campaigns for impending sales.  We have received communications from all over the world expressing the enormous need that exists and the desire to purchase our wind turbines.

  The WindCutter turbine is our first product release.  Management believes that the demand for it will rise sharply because there is not another VAWT in its class that has achieved the certification analysis accreditation yet.

  On May 11, 2012, we purchased 100% of the assets of Helix Wind Corporation (“Helix”).  This acquisition was made with SENY common shares.  There was no liability, obligation or debt incurred in the process.  Through the purchase, we enhanced our intellectual property portfolio list with all of Helix’s intellectual property, including issued patents and patents pending, both domestically and internationally.  It is our intention to produce the WindRider turbines, the re-engineered Helix turbines, in-house.  We believe that our business plan will be strengthened and this union will create long term synergy as one company.  They are expected to produce an additional stream of income for SEI.  With sales in 17 countries, we have reason to believe Helix’s popularity will not wane.  To date, we have received inquiries totaling over $21M for our products, but not all of these inquiries can be expected to result in actual sales.

  With regard to the WindCharger, although we had previously agreed to outsource the manufacturing process to VEC Technologies, LLC (“VEC”) in Pennsylvania, we discovered that the Pennsylvania VEC plant was shut down, thus negating all plans to outsource the manufacturing process to VEC. Accordingly, we have decided to wait until the WindRider is being distributed and installed before we begin the manufacturing process, marketing and distributing the WindCharger.

Intellectual Property

  SEI currently holds what it believes is sufficient intellectual property to protect its proposed operations. SEI regards its patents, proprietary technologies, intellectual property, trademarks, domains and copyrights as essential components to its success and branding.

SEI has been issued a design patent, No D597,028 granted July 29, 2009, a utility patent, No 7,798,766, granted September 21, 2010, and a design patent, No D638,358, granted May 24, 2011, for a vertical axis wind turbine that is designed to be reliable, efficient and inexpensive through the process of which was started before the acquisition.  In addition, SEI is in process for several patents pending, domestically and internationally, and trademarks at the present time.

Resulting from the HelixWind asset purchase, SEI, acquired a utility patent, No 7,984,110, granted May 24, 2011, a utility plus a utility patent, No 8,084,881, granted December 27, 2011, and a utility patent, No 8,779,616, granted on July 15, 2014, for a vertical axis wind turbine that is designed to be pole mounted, and SEI is continuing the patent process on behalf of the Helix design for several domestic and international patents.

Current Operations and Development Plan

  Despite having limited revenues since inception, Sauer Energy has differentiated itself from other entities in small wind because of the following:

a. Rather than incurring the cost of full-time employees, we have forged relationships with like-minded and devoted independent contractors who are experts in the small wind sector and are available to help us on a consulting basis;

b. Ownership of technology – many others buy foreign-made units for resale;

c. The technology itself is set apart by high-efficiency design features;

d. Our engineering consultants have a deep technical understanding of small wind technologies and applications due to years as experts in the small wind sector;

e. High quality outsourced manufacturing that is done by companies that are ISO 9000 compliant;

f. Strong distribution network now being assembled;

g. Commitment to customers and shareholders; and

h. Unwavering focus on business fundamentals.

Our Intended Market

  Sauer Energy aims to deliver simple, reliable and cost-effective solutions for residential and commercial customers, particularly for locations with very low or very high wind speeds.  Applications range from industrial to residential. Placement, aesthetics, adaptability and portability will dictate which units are appropriate and most efficient for use in different situations. SEI intends to continue to develop and expand its proposed product offerings with new research and development and collaborative efforts.

Current Plan

  The main focus for SEI is generating revenues.  SEI plans to become a self-sustaining entity.  The availability of funding from revenues is expected to enable SEI to develop its other products for release.

  The launching of its WindCutter has begun.  We have received many inquiries for the WindCutter both domestically and internationally for rural and commercial applications.  Energy independence is becoming an integral ingredient being woven into the global future.  Our sales and marketing campaign is being implemented at this time.  The branding and advertising campaign is also being developed.

  We still have the WindCharger and WindRider in our future. We must first ensure the availability of both WindCharger and WindRider turbines.  With regard to the WindCharger, due to the closing of VEC Technologies, Inc., we are moving ahead with the WindCutter until such time as another manufacturer has been located and vetted. Potential orders were received via website.  SEI plans to work diligently toward testing, verifying, enhancing the performance of and developing the expertise to produce these units domestically.

  There are also future plans for the creation of other energy solution products. Sauer Energy is addressing some small wind solutions for very specific applications and is already involved in testing for redundant backup power for both on-grid and off-grid applications for cell phone towers.

Residential

  Some of our small VAWT Systems are being designed to be customized to fit almost any building.  We foresee our systems being used in residences as back-up power for black outs, to reduce power grid consumption and for generation of power to be inserted into the grid for revenue.

  Our End-of-the-line turbine system is a micro power station attached to a number of homes and to the power grid.  Several advantages are: maintenance of normal services, no power loss due to impurities in transmission and the excess power can be re-injected into the grid.

Commercial Applications

Due to their height, large commercial buildings may be especially suitable for VAWT application as they are likely to have relatively steady winds at their roofs and their vertical walls cause the wind to sweep up and over the tops of the buildings.

SEI entered its WindCharger into a pilot test program headed by an industry leader in communication technology.  The proposed use of the turbines was on cell phone towers as backup power.  The feedback was positive.

It is our intention to design custom proprietary mounting hardware to the commercial market for adaptation to the structure and architecture of existing buildings.

Industrial Applications

The WindCutter will contribute to allowing the industrial sector to satisfy the need for consumption. Furthermore, due to our simplicity of design, they can be manufactured on a large scale in fabrication factories throughout the world.

Oil Rigs and Off-Shore Platforms

Many off-shore locations receive relatively steady reliable winds and our systems could produce a substantial supply of energy, reducing the need for hydrocarbon based electrical generation. Our systems could allow for auxiliary and emergency power needs in addition to maintaining daily functions.

Ships

Ships create an optimum use for our turbine systems.  While travelling over water, ships are also powering through the air, thus creating a reliable and steady supply of wind. Turbines could be mounted throughout a ship’s superstructure to produce continuous supplementary energy to offset fuel consumption or for emergency use. Various candidates include tankers, cruise ships, cargo ships and military vessels.  For example, Helix turbines can be seen in San Francisco on a ferry that travels to Alcatraz.

Islands and Other Remote Facilities

Many islands are extremely dependent upon fuel feed generators and importation of the fuel can be costly and generate emissions. Our systems are ideal for islands and other remote facilities as they are being designed to withstand various climates.  The advantages are many:  flexibility in various locations, ease of installation, strength and durability, virtually no maintenance and their ability to withstand harsh climates.

Communications Towers and Bridges

Various towers and bridges are subject to Federal Aviation Authority requirements to provide 24/7, 365 days per year illumination.  Our systems can easily be installed on any tower or bridge.  They can operate the tower or bridge lights and/or provide a backup power supply while potentially generating revenue if connected to the power grid.

Lighting billboard signage is an ideal use for deriving backup or primary power from our turbines.

Funding

  After acquiring BCO Hydrocarbon, SEI has raised approximately $9.6M.  These funds have been used for research and development of the WindCharger, WindCutter and WindRider.  Dieter Sauer, CEO and President of SEI, holds all of the shares that he received at the outset of the BCO and Sauer acquisition and continues to be committed to this project.

  Management secured an Equity Purchase Agreement for up to $3 million from another funding source, and through October 12, 2015, had availed itself of $688,520 under this agreement.  We have not been to avail ourselves of further funds under this Equity Purchase Agreement after October 31, 2015.

  Management secured another Equity Purchase Agreement for up to $3 million from another funding source and through June 28, 2016, had availed itself of $393,610 under this agreement.  We have not been to avail ourselves of further funds under this Equity Purchase Agreement after June 28, 2016.

As of December 21, 2015, we entered into two agreements with another financing source.  The agreements were the EPA and a Registration Rights Agreement which, taken together, required us to file a registration statement on Form S-1 for the shares of common stock underlying the EPA and subject to various limitations set forth in the EPA, requires them to purchase up to $3,000,000 worth of our common stock at a price equal to 72% of the Market Price of our common stock.  The EPA required us to register the resale of the shares to be purchased thereunder under the Securities Act of 1933, as amended, on Form S-1 principally at our expense (although they has paid our legal fees in this connection) and their obligations to purchase our common stock came into effect on February 17, 2016, when the Registration Statement was ordered effective.  We realized a total of $393,610 through an EPA with the financing source, entered into on December 21, 2015, before all of the shares available under the registration statement on Form S-1 that became effective on February 17, 2016, were put by us.

As of July 1, 2016, we entered into two more agreements with a different funding source.  The agreements were the EPA and a Registration Rights Agreement which, taken together, require us to file a registration statement on Form S-1 for the shares of common stock underlying the EPA and subject to various limitations set forth in the EPA, requires the funding source to purchase up to $3,000,000 worth of our common stock at a price equal to 72% of the Market Price of our common stock.  The EPA requires us to register the resale of the shares to be purchased thereunder under the Securities Act of 1933, as amended, on Form S-1 principally at our expense (although this funding source has paid our legal fees in this connection).  We realized a total of $764,500 through an EPA with that financing source, before all of the shares available under the registration statement on Form S-1 that became effective on September 9, 2016, were put by us to financing source.  This funding source finished selling the last shares they received pursuant to the EPA, on March 24, 2017.

As of May 9, 2017, we entered into two more agreements with a different funding source.  The agreements were the EPA and a Registration Rights Agreement which, taken together, require us to file a registration statement on Form S-1 for the shares of common stock underlying the EPA and subject to various limitations set forth in the EPA, requires the funding source to purchase up to $3,000,000 worth of our common stock at a price equal to 72% of the Market Price of our common stock.  The EPA requires us to register the resale of the shares to be purchased thereunder under the Securities Act of 1933, as amended, on Form S-1 principally at our expense (although this funding source has paid our legal fees in this connection).  We realized a total of $471,398.84 through an EPA with that financing source, before all of the shares available under the registration statement on Form S-1 that became effective on June 5, 2017, were put by us to financing source.  This funding source finished selling the last shares they received pursuant to the EPA, on January 19, 2018.

As of February 16, 2018, we entered into two agreements with GHS Investments, LLC, a Nevada Limited Liability Corporation.  The agreements were the EPA and a Registration Rights Agreement which, taken together, require us to file a registration statement on Form S-1 for the shares of common stock underlying the EPA and subject to various limitations set forth in the EPA, requires GHS to purchase up to $7,000,000 worth of our common stock at a price equal to 80% of the Market Price of our common stock.  The EPA requires us to register the resale of the shares to be purchased thereunder under the Securities Act of 1933, as amended, on Form S-1 principally at our expense and GHS’s obligations to purchase our common stock do not come into effect until the Registration Statement is ordered effective.

This prospectus is a part of that Registration Statement.

We have also entered into a $45,000 commitment fee note with GHS that is due November 21, 2018, and bears interest at the rate of 8% per annum.  Although GHS has paid our attorney a $5,000 fee in connection with this Registration Statement, we did not receive any cash proceeds from GHS in connection with this note.  We will repay this note from our operational revenues or other financing sources and not from funds we realize under the EPA.

Management can give no assurance that any additional capital will be raised or that SEI’s VAWT’s will be successfully marketed or that, if marketed, they can be marketed profitably.

Future Plans

There are several ideas on the drawing board at Sauer Energy.  The time frame within which they are completed will depend upon the availability of funding for such. A few are mentioned herein:

•

SEI has plans to make the purchase of renewable energy more accessible to consumers in the current economic climate by offering third-party financing options.  In SEI’s opinion, this will expand the customer base considerably and create a significant advantage.

•

SEI plans to offer an around-the-clock monitoring and data collecting system so that customers can access the actual renewable energy output from their particular turbine.

•

SEI has plans for automobile solutions that will enhance the performance of electric vehicles by creating electricity as they are driven.

•

SEI plans to make compatible batteries available for the turbine systems for off-grid rural applications, such as water pumping, irrigation, purification and delivery for drinking and/or general use.

•

SEI plans to further develop its emergency backup cart that provides electricity to charge batteries and for use in communication, lights, medical equipment, etc.  Turbine technology was designed for immediate use, the cart can be a welcome addition to the military and to FEMA for emergency and routine use.

•

While our initial turbine designs are smaller scale, we may design large turbine Systems in the future that can be placed off-shore along a coastal environment to catch on and off shore wind.  The principles of our turbine systems could be used underwater to take advantage of tidal flows in the ocean, streams and rivers.

  In addition to the aforementioned applications, there are several emerging markets for small wind solutions that SEI is pursuing as it continues to diversify and broaden its product portfolio.  For example, oil and gas producers have become motivated to adopt renewable energy and we plan to address the need for redundant backup power for pumping at remote well head locations.

Small Wind Turbine Industry Overview

  Although wind is the largest source of renewable power in the USA, at 5.5%, according to the American Wind Energy Association (AWEA), management believes that wind has barely begun to penetrate its renewable energy market potential. The percentage of global electricity supplied by wind power is 3.7%, with 341,320 wind turbines spinning around the world at the end of 2016.  AWEA also reports that Wind surpassed hydropower dams to become the largest source of renewable electric capacity in the U.S., and the fourth largest overall.  Further, wind energy in the U.S. powers over 25 million homes.

  “American wind power is now the #1 source of renewable capacity, thanks to more than 100,000 wind workers across all 50 states,” said Tom Kiernan, AWEA CEO, in their February 9, 2017, press release. “Growing this made-in-the-USA clean energy resource helps rural communities pay for new roads, bridges, and schools, while bringing back manufacturing jobs to the Rust Belt. With our two-thirds cost reduction over the last seven years, household brands like General Motors, Walmart, and more are buying low-cost wind energy to cut costs and power their businesses. American wind power is on track to double our output over the next five years, and supply 10 percent of U.S. electricity by 2020.”

  The Global Wind Energy Council (GWEC) reports in its publication, Global Wind Report: Annual Market Update that in 2016, installed global capacity, including large wind, was more than 55.6 GW.  Wind power also avoided over 637 million tonnes of CO2 emissions globally.  There were 52,343 turbines in the U.S. at the end of 2016.  The record-setting figure represents a 41% increase for 2016.

  According to the Department of Energy, Distributed Wind Market Report of 2016, the number of small wind manufacturers has also contracted.  A total of 31 companies reported U.S. revenues in 2012 compared to 16 in 2013, 11 in 2014, and 10 in 2015.

  SEI has entered into a strategic alliance with North Wind Power, Inc. (“NW”), a Canadian corporation located in Newfoundland and Labrador, in eastern Canada.  NW has chosen the WindCutter as their primary solution for bringing off-grid power to the Aboriginal communities first, to work in extreme weather conditions and to lower the carbon footprint of diesel in Canada.  Negotiations are progressing and management feels that an agreement is in the near future.

Governmental Regulation

There are no Federal-level regulations that specifically control the sale, distribution and installation of small wind turbines beyond general small business regulations.  However, each state regulates the sale, installation and interconnection of alternative energy within their state.  Utilities are required to interconnect and purchase renewable energy from small wind systems under the Public Utility Regulatory Policies Act of 1978 (“PURPA”), and individual utilities are permitted to regulate that process.

  Rebates and incentives are offered by most states, some by utility companies and some are state and/or federal rebates or tax credits.  Although net-metering is not mandatory, it can assist states in meeting their renewable portfolio standards (RPS) or targets.  Property owners are also able to depreciate their units.

  Local zoning laws and regulations may impose special requirements on the installation of our turbines now or in the future, but we are not aware of any specific regulations.

Competition

  SEI has the only turbine in its class to do certification testing and pass.  The WindCutter was rigorously tested by ATA Engineering, Inc., and it effectively completed the thorough mechanical engineering review.  It successfully met all the criteria per the International Electrotechnical Committee (IEC) Standard IEC 61400-2 for "Small Wind Turbines." It was verified by their high-accuracy engineering analysis to Small Wind Turbine Class 3, which includes sustained 50-year extreme winds of up to 117 mph, as well as worst case gusts stipulated by IEC.

  We compete with all energy suppliers, including utilities and manufacturers of energy producing equipment.  We are aware of 10 other U.S. small wind turbine companies reporting revenues.  A few have longer operating histories or greater name recognition such as Xzeres Corporation, Windside Production Ltd., Windstream Technololgies, and Royall Power. Companies in other countries also produce small wind turbines.  We also compete with solar-thermal and solar-photovoltaics systems.  However, solar power installations are significantly more expensive than our VAWT Systems and we also feel that our turbine systems are a great complement to those who already employ solar systems, as they can work 24 hours and produce electricity at times when solar is ineffective.

  Wind is now the largest producer of renewable electricity in the U.S. at 5.5% of overall capacity. In 2016, 1,115,000 jobs were created globally, with over 102,000 of them in the U.S alone.  In third quarter, 2017, U.S. installations were over 8,400 MW, according to AWEA. The industry continues to grow.

  For the past nine years, the U.S. has emphasized the need for greater energy efficiency and a more diversified energy portfolio. This led to a collaborative effort involving the Department of Energy, National Renewable Energy Laboratories and others to explore a modeled energy scenario in which wind provides 20% of U.S. electricity by 2030 has been endorsed by the American Wind Energy Association and has become our national goal as well.  Currently, we are at 5.5% for wind alone.

  Management believes we have the competitive advantage of offering the right product at the right time.

Research and Development

  We have focused our research and development on the quality and efficiency of our wind turbine systems.  Extensive technical development has been completed and is ongoing. We are targeting our market for sales expansion.  Future research and development will be focusing on scaling up our turbine systems for service to larger buildings, like apartment complexes, hospitals and office buildings.   We spent approximately $352,000 on research and development in fiscal 2017, and $215,000 in fiscal 2016.  Our primary focus now will be on manufacturing, however, we plan to continue research and development.  We do not anticipate that our research and development expenditures will continue to rise in the current year if we are able to secure financing so that we have the resources to begin manufacturing.

  We have conducted testing at the local airport in real life wind scenarios.  This includes on-grid, off-grid and compatibility of electronics with specific load controls.  Results have been analyzed in collaboration with wind industry experts and these are factual net test results.  What that means is that our design mirrors the design expectations necessary for certification.

  In the year ended August 31, 2011, we conducted third party testing at the University of Washington Aeronautical Laboratory, a testing organization under the University's Department of Aeronautics and

Astronautics.  The primary aerodynamic testing facility is the F. K. Kirsten Wind Tunnel.  We have done our third-party wind tunnel testing at their facility in the past and look forward to utilizing their facility for continued research and development testing.

Manufacturing

  Our facility in Oxnard, California, is well suited for our manufacturing needs.  Our headquarters is 26,550 square feet, which is about two and a half times larger than the last facility.   Administration, distribution, research and development, prototyping, testing, inventory and light manufacturing is able to be done under one roof.   Management is optimistic that this facility is adequate for all the necessary operations.  Its location is ideal for international shipping needs as well.

  We have begun commercial assembly of turbines.  We do not plan to manufacture certain components of our wind turbine systems ourselves and we are outsourcing them. Based upon our preliminary review, we anticipate those components will be available from other sources at reasonable prices.

  With regard to the WindCharger, although we had previously agreed to outsource the manufacturing process to VEC Technologies, LLC (“VEC”) in Pennsylvania, we discovered in August, 2014, that the Pennsylvania VEC plant was being shutdown, thus negating all plans to outsource the manufacturing process to VEC. Accordingly, we have decided to wait until the WindCutter turbines are being distributed extensively before we begin the manufacturing process, marketing and distributing the WindCharger.

Employees

As of August 31, 2017, we had 14 independent contractors. We retain a limited number of independent contractors to perform projects on an “as needed basis”.   Due to our preliminary early phase operations, we have not engaged employees to date, but as we enter the manufacturing stage we anticipate that we will hire employees.  We believe our relationships with our current independent contractors are good.  To implement our business strategy, we expect, over time, continued growth in our independent contractor and infrastructure requirements, particularly as we expand our engineering, sales and marketing capacities going forward.  As the company begins to sell wind turbines, we will be restructuring and our officers will become employees of the Company.

Company Philosophy

We strive to embrace, support and enact, within our sphere of influence, a set of core values that define us.

Our Duty to Ourselves

With honesty and integrity at the heart of us as individuals and as a company, our sincerity will be evident.

Our Duty to Each Other

Working as a team with fairness and respect for each other and for our company as a whole will always produce a winning combination.

Our Duty to Our Shareholders

Our Shareholders are partnering alongside us and placing their faith in us.  They share our expectations and vision for growth and diligent use of their investment in us and in our company.

Our Duty to Our Consumers

This business revolves around the Consumers, not the other way around.  We must live up to their trust in the quality, value, effectiveness, reliability, and safety of our products, and also in the integrity of what we say and do.

Our Duty to Our Vendors

The list of those with whom we choose to do business is based on clarity, honesty, reliability, accountability and trust.  Only then, will our product maintain the standards we have set for quality and dependability our consumers can expect.

Our Duty to Our Dealers and Distributors

These individuals represent our products and our company and deserve all the assistance we can give them.  Their reliance on our honest representations regarding our products and our company sits at the center of our relationship with them.

Our Duty to Our Community, Our Nation, and Our World

Our commitment to the environment is paramount.  We strive to create products that are least invasive in their output to the atmosphere, at less cost, with the smallest possible carbon footprint.

Management believes that the foregoing commitments will not only enhance the spheres in which we operate but will also result in returns to our investors.

MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB, which is sponsored and operated by OTCMarkets, Inc. The OTCQB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks," as well as volume information. Our shares are quoted on the OTCQB under the symbol "SENY."  For the period April 1, 2018 to June 4, 2018, our common stock traded on the OTC Pink Market.  As of June 5, 2018, the Company is reinstated to the OTCQB Market.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.  All of the information below has been adjusted for the one for five reverse stock split effected May 16, 2018.

TRADING MARKET

Fiscal Quarter Ended February 28, 2018

	High Closing Price	Low Closing Price
First Quarter	$0.10	$0.0375

Second Quarter	$0.048	$0.017

Fiscal Year Ended August 31, 2017

	High Closing Price	Low Closing Price
First Quarter	$0.225	$0.07

Second Quarter	$0.2125	$0.10

Third Quarter	$0.125	$0.075

Fourth Quarter	$0.1095	$0.050

The high bid and low ask prices for shares of our common stock on May 30, 2018, was $0.046 and $0.0325 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the PinkOTC.

Penny Stock

Our stock is considered to be a penny stock. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders

As of June 5, 2018, we had 131 shareholders of record and 87,408,168 common shares issued and outstanding.  The number of holders does not include the shareholders for whom shares are held in a "nominee" or "street" name.

Dividends

We have not declared or paid any dividends on our common stock to date.  We anticipate that any future earnings will be retained as working capital and used for business purposes.  Accordingly, it is unlikely that we will declare or pay any such dividends in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under "Risk Factors" and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Certain statements contained herein, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to our future operating performance and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect.  In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements.  We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.  Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the following:

RESULTS OF OPERATIONS

FY 2018 v. FY 2017

Three and Six months ended February 28, 2018 v. Three and Six months ended February 28, 2017

  We have not realized any revenue through the three months and $29,649 in the six months ended February 28, 2018.  Our operating expenses decreased to $187,295 for the three months ending February 28, 2018, from $332,128 for the three months ended February 28, 2017, and they decreased to $415,842 for the six months ending February 28, 2018, from $584,586 for the six months ended February 28, 2017.

  Our interest and financing expenses increased to $190,008 for the three months ending February 28, 2018, from $149,076 for the three months ended February 28, 2017, and they increased to $356,631 for the six months ending February 28, 2018, from $276,483 for the six months ended February 28, 2017.

  The overall decreases in operating expenses and increases in financing costs resulted in our net loss of $377,970 for the three months ended February 28, 2018, as compared to the net loss of $481,204 for the three months ended February 28, 2017, and a net loss of $738,097 for the six months ended February 28, 2018, as compared to the net loss of $861,069 for the six months ended February 28, 2017.

  We anticipate continued increased costs associated with increased levels of operation anticipatory to our entering into the manufacturing stage and our marketing processes which will begin in the current fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

  Net cash flows used in operating activities for the fiscal year ended August 31, 2017, was $1,032,208 which was offset by net proceeds of $987,575 from financing activities.  We had $1,952 cash on hand at the end of the year ended August 31, 2017 and $46,585 on August 31, 2016.

  As of December 21, 2015, the Registrant entered into two agreements with Beaufort Capital Partners, LLC, a New York limited liability corporation (“BCPLLC”), an Equity Purchase Agreement (the “EPA”) and a Registration Rights Agreement (the “RRA”).

  The agreements required the Registrant to file a registration statement for the common stock underlying the EPA. Subject to various limitations set forth in the EPA, BCPLLC, after effectiveness of such registration statement, was required to purchase up to $3,000,000 worth of the Registrant’s common stock at a price equal to 72% of the market price as determined under the EPA (prior ten trading days).  The EPA provides for volume limitations on the amount of shares that BVPLC must purchase at any time and provides that the Registrant will be paid for the common stock upon electronic delivery of the shares to BCPLLC.  BCPLLC bore the attorney fees relating to the Registration Statement and is not charging the Registrant any additional fees. The Registration Statement was filed by the Registrant on January 5, 2016.  It was ordered effective by the SEC on February 17, 2016.

  Funds realized through the EPA entered into on December 21, 2015, were used by the Registrant as working capital for its operations.  We have drawn down $393,610, as of June 27, 2016 and there are no more shares in connection with this EPA.

  As of July 1, 2016, the Registrant entered into two agreements with Beaufort Capital Partners, LLC, a New York limited liability corporation (“BCPLLC”), an Equity Purchase Agreement (the “EPA”) and a Registration Rights Agreement (the “RRA”).

  The agreements required the Registrant to file a registration statement for the common stock underlying the EPA. Subject to various limitations set forth in the EPA, BCPLLC, after effectiveness of such registration statement, was required to purchase up to $3,000,000 worth of the Registrant’s common stock at a price equal to 72% of the market price as determined under the EPA (prior ten trading days).  The EPA provides for volume limitations on the amount of shares that BVPLC must purchase at any time and provides that the Registrant will be paid for the common stock upon electronic delivery of the shares to BCPLLC.  BCPLLC bore the attorney fees relating to the Registration Statement and is not charging the Registrant any additional fees. The Registration Statement was filed by the Registrant on July 15, 2016.  It was ordered effective by the SEC on September 8, 2016.

  Funds were not able to drawn from the agreements entered into on July 1, 2016, as of August 31, 2016.  As of November 16, 2016, Registrant has drawn down $262,500, used as working capital for its operations.

  As of May 9, 2017, the Registrant entered into two agreements with East Six Opportunity Fund, LLC, a Connecticut limited liability corporation (“East Six”), an Equity Purchase Agreement (the “EPA”) and a Registration Rights Agreement (the “RRA”).

  The agreements required the Registrant to file a registration statement for the common stock underlying the EPA. Subject to various limitations set forth in the EPA, East Six, after effectiveness of such registration statement, was required to purchase up to $3,000,000 worth of the Registrant’s common stock at a price equal to 72% of the market price as determined under the EPA (prior ten trading days).  The EPA provides for volume limitations on the amount of shares that East Six must purchase at any time and provides that the Registrant will be paid for the common stock upon electronic delivery of the shares to East Six.  East Six bore the attorney fees relating to the Registration Statement and is not charging the Registrant any additional fees. The Registration Statement was filed by the Registrant on May 17, 2017.  It was ordered effective by the SEC on June 6, 2017.

  Registrant has drawn from the agreements entered into on May 9, 2017, as of August 31, 2017, in the amount of $420,000.  As of December 14, 2017, Registrant has drawn down $471,398.84, used as working capital for its operations.

On February 28, 2018, the Company entered into short term note agreement with Geneva Roth Remark, Inc., in the amount of $78,000 with an interest rate of 12% per annum, with a due date of August 28, 2018, that converts after 6 months.  There is no balance due as it has been prepaid in full.

On April 27, 2018, the Company entered into short term note agreement with Auctus Fund Inc., in the amount of $114,000 with an interest rate of 12% per annum, with a due date of October 27, 2018, that converts after 6 months.  The proceeds of the Auctus Fund Inc. note were applied to pay the Geneva Roth Remark, Inc. note.

  Funds on hand are not sufficient to fund our operations and we intend to rely on the sale of stock in private placements to increase liquidity and, we anticipate deriving additional revenue from product sales in fiscal 2018, but we cannot at this time quantify the amount.  If we are unable to raise cash through the sale of our stock, we may be required to severely restrict our operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers as of the date of this prospectus are:

Name	Age	Position(s)
Dieter R. Sauer, Jr.	63	Director and CEO
Ana Sauer	67	Secretary
Jeff Massey	63	Director

  Dieter R Sauer, Jr., was elected a director and our CEO and president on July 25, 2010.  Sauer Energy, Inc., a California corporation that Mr. Sauer originally founded, became our operating subsidiary.  It was dissolved in August, 2012.

  Prior thereto from 2001 he was an independent marketing, sales and business development consultant.

Ana Sauer was appointed Secretary of the Company to serve at the pleasure of the Board on August 5, 2010.  Ms. Sauer is a co-founder of Sauer Energy, Inc. ®, a Nevada corporation, and serves as its secretary.  She has been licensed as a real estate agent since October of 2007.  From 2004 to 2007, Ms. Sauer was President of Cielle Enterprises, a privately held company, engaged in developing and marketing cosmeceuticals.

Jeff Massey joined our board on December 8, 2010.   Mr. Massey was President and Chief Executive Officer of Asbuilt Information Systems, which he founded in 1990 and built to become one of the largest privately held U.S. professional services firms specializing in a wide variety of software implementation and turnkey solutions for building measurement, tenant and corporate space accounting.  He recently sold Asbuilt Information Systems.

Family Relationships

Dieter R. Sauer, Jr. and Ana Sauer are husband and wife. There are no arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Involvement in certain legal proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

•

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Term of Office

The term of office of the current directors shall continue until new directors are elected or appointed at an annual meeting of shareholders.

Committees of the Board and Financial Expert

We do not have a separately-designated audit or compensation committee of the Board or any other Board-designated committee. Audit and compensation committee functions are performed by our Board of Directors. We will form such committees in the future as the need for such committees may arise. In addition, at this time we have determined that we do not have an “audit committee financial expert” as defined by the SEC on our Board.

Section 16(A) Beneficial Ownership Reporting Compliance

Based on a review of Forms 3, furnished to the registrant during its most recent fiscal year, it appears that these reports were filed untimely.  However, all reports have been filed and no transactions were engaged in which would give rise to any liability under Section 16(b) of the Exchange Act during the most recent fiscal year:  The untimely filings of the initial reports was occasioned by difficulties in obtaining the required filing codes.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth all compensation earned during the fiscal years ended August 31, 2017 and 2016, by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends. We refer to all of these officers collectively as our “named executive officers”.

Summary Compensation Table

Name & Principal Position	Year	Salary	Stock		Option Awards	Non-Equity Incentive Plan Compensation	Other Comp.	All other comp.	Total
			Bonus	Awards
Dieter R. Sauer Jr.,	2017	$72,500	-		-	-	-	-
CEO (and CFO)	2016	61,000	121,000						181,000
Ana Sauer,	2017	54,600		-	-		-
Secretary	2016	27,500	149,600						177,100

Compensation of Directors

The Company has no standard arrangements in place or currently contemplated to compensate the Company’s directors for their service as directors or as members of any committee of directors.

Employment Agreements

We do not have employment agreements with any of our executive officers or directors.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in the Summary Compensation Table set forth above that would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person’s employment with us.

Employee Benefit Plans

  None

Indemnification of Directors and Executive Officers and Limitation of Liability

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, we, as a corporation organized in Nevada, may indemnify our directors, officers, employees and agents in accordance with the following:

(a)

   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to

Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)

   To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

Our Certificate of Incorporation, as amended, does not contain any specific language enhancing or limiting the Nevada statutory provisions referred to above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 1620 Emerson Avenue, Oxnard, CA, 93033. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

NAME and ADDRESS OF BENEFICIAL OWNER	OFFICE	AMOUNT and NATURE of BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Dieter Sauer, Jr.[2]	Director, CEO, President	9,962,500 common shares held directly	11.4%
Ana Sauer[2]	Secretary	2,600,000	3%
Jeff Massey	Director	4,000	*

All Officers and Directors as a group (3 Persons)		12,566,500 common shares held directly	14.4%

*Less than 0.1%

1.

The address of all officers and directors is c/o the Company.

2.

Dieter Sauer, Jr. and Ana Sauer are husband and wife. The Company does not have any change of control or retirement arrangements with its executive officers.

3.

Based on 87,408,168 shares issued and outstanding.

Changes in Control

  We know of no contractual arrangements which may at a subsequent date result in a change of control in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Dieter R. Sauer, Jr., acquired 9,962,500 shares of our common stock from our then CEO Malcolm Albery, in exchange for (i) $55,200; (ii) the contribution of his shares in our operating subsidiary to us; and (iii) and the assignment of certain patents to us.

Upon his appointment as director, Jeff Massey was awarded 4,000 shares of our common stock.

Director Independence

We believe that our director, Jeff Massey is considered “independent” under Rule 400(a)(15) of the National Association of Securities Dealers listing standards due to his lack of any positions with us other than director and minimal stock ownership in us.

SELLING SECURITY HOLDER

The shares to be offered by the selling security holder were or will be issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares offered hereby are "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holder the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holder. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holder after any sales made pursuant to this prospectus because the selling security holder is not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holder will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term "selling security holder" includes the stockholder listed below. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering
GHS Investments, LLC(1)	0	20,200,000	0	0
Total	0	20,200,000	0	0

*	less than 1%

(1) GHS Investments LLC, a Nevada limited liability company, and Sarfraz Hajee is a Member.

RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER

The selling security holder has not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us.

PLAN OF DISTRIBUTION

The selling security holder of our common stock may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

privately negotiated transactions

•

a combination of such methods of sale; or

•

any other method permitted by applicable law.

The selling security holder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved. The selling security holder and any broker-dealers or agents that are involved in selling the shares of common stock are deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them is deemed to be underwriting commissions or discounts under the Securities Act. Because selling security holder is deemed to be an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holder and/or the purchasers. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Upon our company being notified in writing by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such selling security holder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such the shares of common stock were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES

The Company’s Certificate of Incorporation authorizes us to issue an aggregate of 130,000,000 shares of Common Stock.  As of the date of this prospectus 87,408,168 shares of our Common Stock were issued and outstanding.  All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of Common Stock do not have cumulative or preemptive rights.

Warrants or Convertible Securities

  We have no presently outstanding warrants or convertible securities.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Corporation, 2469 East Fort Union Bl., Suite 214, Salt Lake City, UT 84121.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Nevada Law and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The financial statements for the year ended August 31, 2017, and 2016, included in this prospectus have been audited by Fruci & Associates II, PLLC, 802 North Washington Street, Spokane, WA, 99201, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and Registration Statement in reliance upon the report of Fruci & Associates II, PLLC, and upon the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Frank J. Hariton, Esq., White Plains, New York.  Mr. Hariton owns 527,000 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by Sauer Energy, Inc. can be read and copied at the Commission's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. We will provide to the record holders of our securities a copy of our annual reports containing audited financial statements and such periodic and quarterly reports free of charge upon request. The Commission also maintains a website that contains reports, proxy statements, information statements and other information located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Sauer Energy, Inc.

We have audited the accompanying balance sheets of Sauer Energy, Inc. as of August 31, 2017 and 2016, and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended August 31, 2017. Sauer Energy, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sauer Energy, Inc. as of August 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a history of operating losses, has limited cash resources, and its viability is dependent upon its ability to meet future financing requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Fruci & Associates II, PLLC

Spokane, Washington

December 14, 2017

SAUER ENERGY, INC.
Balance Sheet

	August 31, 2017	August 31, 2016

ASSETS
Current Assets
Cash	$ 1,952	$ 46,585
Petty Cash	1,500	1,500
Prepaid Expenses	-	-
	3,452	48,085

Property and Equipment, net	41,635	68,123

Other Assets
Intangible Assets	1,112,631	1,202,807
Security Deposit	13,507	16,502
	1,126,138	1,219,309

Total Assets	$ 1,171,225	$ 1,335,517

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and accrued liabilities	$ 37,947	$ 25,037
Accounts Payable and accrued liabilities - Related Party	3,000	8,000
Note payable	105,000	90,000
Total Current Liabilities	145,947	123,037

Commitments and Contingencies	$ -	$ -

Stockholders' Equity
Common Stock, $0.0001 par value; authorized
650,000,000 shares, issued and outstanding were
351,229,209 on August 31, 2017 and 273,433,664 shares outstanding on August 31, 2016	35,121	27,343
Additional Paid-In Capital	12,473,432	11,075,385
Accumulated deficit	(11,483,275)	(9,890,248)
Total Stockholders' Equity	1,025,278	1,212,480

Total Liabilities and Stockholders' Equity	$ 1,171,225	$ 1,335,517

The accompanying notes are an integral part of these financial statements.

SAUER ENERGY, INC.
Statement of Operations
for the years ended August 31,

	2017	2016
Revenue	$ -	$ -

General and Administrative Expenses:
Professional Fees	95,086	86,041
Consulting	217,410	609,709
Rent Expense	182,552	165,023
Research & development expense	351,912	214,800
Other general and administrative expenses	302,106	322,160
Total Operating Expenses	1,149,066	1,397,733
Loss from operations	(1,149,066)	(1,397,733)

Other Income (expense)
Interest and finance	(443,961)	(276,798)
Changes in derivative liability	-	446,784
	(443,961)	169,986
(Loss) before taxes	(1,593,027)	(1,227,747)
Provision (credit) for taxes	-	-
Net (Loss)	$ (1,593,027)	$ (1,227,747)

Earnings (loss) per common share, basic and diluted	$ (0.01)	$ (0.01)
Basic and diluted weighted average number of common shares outstanding, basic	316,676,772	210,411,932

The accompanying notes are an integral part of these financial statements.

SAUER ENERGY, INC.
Statement of Stockholders' Equity
for the period ending August 31, 2017

					Total
	Common Stock		Additional		Shareholders'
	Number of		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balances August 31, 2015	148,173,100	$ 14,817	$ 9,351,999	$ (8,662,501)	$ 704,315
					-
Shares issued for Cash	125,260,564	12,526	1,719,283		1,731,809
Financing fees paid in shares			4,103		4,103

net (loss)				(1,227,747)	(1,227,747)
					-
Balances August 31, 2016	273,433,664	27,343	11,075,385	(9,890,248)	1,212,480
					-
Shares issued for Cash	77,795,545	7,778	1,398,047		1,405,824
					-
net (loss)				(1,593,027)	(1,593,027)
					-
Balances August 31, 2017	351,229,209	35,121	12,473,432	(11,483,275)	1,025,278

The accompanying notes are an integral part of these financial statements.

SAUER ENERGY, INC.
Statement of Cash Flows
for the years ended August 31,

	2017	2016
Cash flows from operating activities:
Net (loss)	$ (1,593,027)	$ (1,227,747)
Adjustments to reconcile net loss to
net cash provided (used) by operating activities:
Amortization	90,177	90,177
Depreciation	26,488	45,078
Change in derivative liability	-	(446,785)
Issuance of stock for services or claims	-	503,288
Financing costs paid in shares	433,254	279,832
Changes in operating assets and liabilities:
Other Assets	2,995	11,511
Accounts payable and accrued expenses - related party	(5,000)	8,000
Accounts payable and accrued expenses	12,905	10,471
Net cash flows (used by) operating activities	(1,032,208)	(726,175)

Cash flows from investing activities:
Purchase of furniture and equipment	-	-
Net cash (used by) investing activities	-	-

Cash flows from financing activities:
Proceeds from issuance of note payable	155,000	140,000
Payments on note payable	(140,000)	(50,000)
Proceeds from issuance of common stock, net of costs	972,575	677,792
Net cash (used by) provided by financing activities	987,575	767,792

Net increase (decrease) in cash	(44,633)	41,617
Cash, beginning of the period	46,585	4,968

Cash, end of the period	$ 1,952	$ 46,585

Supplemental cash flow disclosure:
Interest paid	$ 6,991	$ 719
Taxes paid	$ -	$ -

The accompanying notes are an integral part of these financial statements.

SAUER ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2017

NOTE 1

ORGANIZATION AND NATURE OF OPERATIONS

Organization

Sauer Energy, Inc. was incorporated in California on August 7, 2008. The Company was incorporated to develop and market wind power electric generators.

Current Business of the Company

On July 25, 2010, the Company executed a plan of reorganization with BCO Hydrocarbon Ltd., a Nevada exploration stage enterprise, in which Sauer Energy Inc. became a subsidiary of BCO.  BCO changed its name to Sauer Energy, Inc.

The Company leases warehouse/office facilities in Oxnard, California, in which the Company develops wind power technology.  A production prototype of a vertical axis wind turbine (“VAWT”) has been developed.  Its compact size is aimed at the small business and rural market. The company is focused on plans to manufacture and distribute the product.  In May, 2012, the acquisition of the entire assets of a wind turbine company added two more wind turbine models to the Company, together with patents and a distribution network. During 2016 and 2017, the Company continued to develop its technology.

NOTE 2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted August 31 as the fiscal year-end.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

•  Level 1:  Quoted prices in active markets for identical assets or liabilities.

•  Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

•  Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of August 31, 2017, reflect:

•  Cash:  Level 1   Measurement based on bank reporting.

               Level 2   Loans from Officers and related parties

•

Level 2   Based on promissory notes and calculations of derivative liabilities from 2016.

Federal income taxes

The Company utilizes FASB ACS 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recorded when, in the opinion of management, it is “more likely-than-not” that a deferred tax asset will not be realized. The Company generated a deferred tax credit through net operating loss carry-forward.  A valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ASC accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Research and development costs

The Company expenses costs of research and development cost as incurred. The costs for the fiscal years ended August 31, 2017, and August 31, 2016, were $351,912, and $214,800 respectively.

Advertising and marketing expenses

Costs for advertising and marketing for the fiscal years ended August 31, 2017, and 2016, were $27,158 and $59,471 respectively.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Basic and Diluted Earnings (Loss) Per Share –

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company has potentially dilutive securities outstanding consisting of the conversion of convertible loans (see Note 8).  However, their exercise would be anti-dilutive, since the Company is in a loss position, and they are not counted in the calculation of loss per share.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements.  The following pronouncement was deemed applicable to our financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

The Company is reviewing the effects of following recent updates.  The Company has no expectation that any of these items will have a material effect upon the financial statements.

•

Update 2016-15—Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)

•

Update 2016-09—Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting

•

Update 2016-07 —Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting

•

Update 2016-06 —Derivatives and Hedging (Topic 815): Contingent Put and Call Options in Debt Instruments (a consensus of the Emerging Issues Task Force)

•

Update 2016-03—Intangibles—Goodwill and Other (Topic 350), Business Combinations (Topic 805), Consolidation (Topic 810), Derivatives and Hedging (Topic 815): Effective Date and Transition Guidance (a consensus of the Private Company Council)

•

Update 2016-01—Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities

•

Update 2015-17 —Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes

•

Update 2015-16—Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments

•

Update 2015-15—Interest—Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements—Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting (SEC Update)

Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.  These reclassifications had no effect on reported losses, total assets, or stockholders’ equity as previously reported.

Note 3 – Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $(11,483,275) as of August 31, 2017, has had no revenues, which raises substantial doubt as to the Company’s ability to continue as a going concern.

In view of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management plans to raise additional capital through the sale of stock to pursue business development activities.

Note 4 – Property and Equipment

Property and Equipment consisted of the following at August 31, 2017 and August 31, 2016:

	2017	2016
Computers and equipment	$ 272,999	$ 272,999
Truck and Trailer	9,400	9,400
Less accumulated depreciation	(240,764)	(214,276)
Property and equipment, net	$ 41,635	$ 68,123

The Company depreciates its property and equipment using accelerated methods over lives of five or seven years.  In Fiscal Years Ended 2017 and 2016, depreciation was $26,488 and $45,078, respectively.

Note 5 – Asset Purchase

On May 11, 2012, the Company entered into an Asset Purchase Agreement with St. George Investments LLC, an Illinois limited liability company, to acquire certain assets in foreclosure for 6,000,000 common shares.  The assets were formerly owned by Helix Wind, Inc., a Nevada corporation in the same business as the Company.  The assets and agreed prices were:

Tangible Assets
Equipment	$ 23,000
Supplies	$ 1,000
Inventory	$ 1,000
$ 25,000

Intangible Assets
Goodwill	$ 5,000
Intellectual Property (10 patents, 2 trademarks, network
systems, wind turbine monitoring system, URL)	$1,467,500
Restrictive Covenant	$ 2,500
$1,475,000

Note 6 – Intangible Property

The Company has acquired intangible property in patents, patents pending and goodwill.  The patents are being amortized over their expected lives of not more than seventeen years.  The restrictive covenants were fully amortized as of August 31, 2013.  Those patent costs allocated to pending patents do not begin amortizing until the underlying patent is issued.  If for some reason a patent is not issued the costs associated with the acquisition and the continuation of the application are fully amortized in the year of the denial.

	August 31,
	2017	2016
Patents	$ 109,092	$ 109,092
Purchased Patents	1,467,500	1,467,500
Goodwill	5,000	5,000
Less Amortization	(468,961)	(378,785)
	$ 1,112,631	$ 1,202,807

In Fiscal Years End 2017 and 2016, the amortization expense was $90,177 and $90,177, respectively.

Note 7 - Notes Payable

On July 26, 2016, the Company entered into short term note agreement with Beaufort Capital Partners, LLC. In the amount of $50,000 with an interest rate of 10% per annum, with a due date of October 26, 2016.  It has been paid in full.

On August 30, 2016, the Company entered into short term note agreement with Beaufort Capital Partners, LLC. In the amount of $40,000 with an interest rate of 10% per annum, with a due date of December 1, 2016.

On August 30, 2017 the Company entered into short term note agreement with East Six Opportunity Fund, LLC. In the amount of $50,000 with an interest rate of 10% per annum, with a due date of December 1, 2017.

On May 24, 2017 the Company entered into short term note agreement with Luke Hoppel, LLC, in the amount of $105,000 with an interest rate of 10% per annum, with a due date of May 24, 2018, that converts after 6 months.

Note 8 – Convertible Loans and Interest Payable

The Company entered into note agreements and subsequent modifications and settlements on convertible notes.  These notes are convertible into the Company’s common stock and are due usually within one year.  The notes were issued with original issuance discounts of twelve percent which was immediately convertible into common stock and if the note was not repaid in ninety days the zero percent interest rate was replaced with an immediate prepaid interest charge at ten percent with was subject to conversion.  The Conversion terms were both fixed and variable if the trading prices did not meet the fix conversion price.  See the derivative discussion in Note 9 concerning these loans. As of March 18, 2016, this note was satisfied in full. See note 12 below for a detail of the shares issued for the conversions.

August 31,

2017          2016

Convertible Loans and Accrued Interest:

Luke Hoppel	105,000

On May 24, 2017 the Company entered into short term note agreement with Luke Hoppel, LLC, in the amount of $105,000 with an interest rate of 10% per annum, with a due date of May 24, 2018, that converts after 6 months.

Note 9 – Derivative Liabilities

The Company entered into certain convertible loan agreements during 2012 and 2013.  These agreements contained terms that allowed for the conversion of the debt into common stock.  The basic agreement was originally with $0.25 conversion prices unless the stock sold at less than $0.25.  If the trades were at less than original term, the debt holders could elect to convert their debt at sixty percent of the lowest trading price in the 25 trading days prior to the conversion notice.  Because of these terms, the debt conversion clause requires that the Company account for these note balances as derivatives valued at the fair market value of the Company’s common stock on the day of any financial reporting period.  At August 31, 2017, and 2016, the fully convertible shares would be -0- and -0- common shares, respectively.

August 31,

2017

2016

Derivative Liabilities on Convertible Loans:

St. George Investments	$ -	$ -

Note 10 -- Related Party Note

As of August 31, 2017 and 2016, we have related party payables to Dieter Sauer in the amount of $3,000, for an advance to SEI in the month of May, 2017.  Dieter Sauer, who is the President and CEO, and Ana Sauer, who is the Corporate Secretary, are husband and wife.

Note 11 – Commitments and Contingencies

Rental Agreement:

On August 17, 2012, the Company leased a 10,410 square foot “industrial condominium” in Camarillo, California, for three years for monthly lease payments of $7,000 per month. There are no common area costs. All company operations were concentrated at the site and this lease ended on August 31, 2015.

On August 7, 2015, the Company entered into a Commercial Single-Tenant Lease for a 26,550 square foot building in Oxnard, California, with monthly payments of $13,507 for sixty months, plus common area costs of $507.38 per month.  All company operations will be concentrated at the site.

Lease Commitments – following five fiscal years:

Fiscal year ended

August 31,

Year	Lease

2018	168,173
2019	168,173
2020	168,173
2021	168,173

Rent expense for the twelve months ended August 31, 2017, and 2016, was $182,552 and $165,023 respectively.

Note 12 - Federal income tax

No provision was made for federal income tax, since the Company has had significant net operating losses. Net operating loss carryforwards may be used to reduce taxable income through the year 2035. The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock, unless the same or similar business is carried on. The net operating loss carryforward for federal and state income tax purposes was approximately $9,890,000, which will expire in 2029 through 2035 if not utilized.  The Company uses 35% for a composite tax rate to estimate the value of net operating losses for deferred taxes.

The Company as of August 31, 2017, and 2016, recognized net losses of approximately $1,593,027 and $1,227,747, respectively.  The total estimated deferred tax asset as of August 31, 2017 was $4,019,146.  The net increases for the years ended August 31, 2017, and 2016, are approximately $557,559 and $430,000.   The Company recorded a 100% valuation allowance for the deferred tax asset since it is more likely than not that some part or all of the deferred tax asset will not be realized.

Although Management believes that its estimates are reasonable, no assurance can be given that the final 1tax outcome of these matters will not be different than that which is reflected in our tax provisions. Ultimately, the actual tax benefits to be realized will be based upon future taxable earnings levels, which are very difficult to predict.

No provision was made for federal income tax, since the Company had an overall net operating loss and has accumulated net operating loss carryforwards.

For the year ended August 31, 2017, and 2016, no income tax expense has been realized as a result of operations and no income tax penalties and/or interest have been accrued related to uncertain tax positions.  The Company files income tax returns in the U.S. federal jurisdiction and in the State of California.  These filings are subject to a three-year statute of limitations.  The Company’s evaluation of income tax positions included the years ended August 31, 2014 through 2017, could be subject to agency examinations.  No filings are currently under examination.  No adjustments have been made to reduce the estimated income tax benefit at fiscal year-end or at the quarterly reporting dates.  Any valuations relating to these income tax provisions will comply with U.S. generally accepted accounting principles.

Note 13 – Capital Stock

The Company went public on 7/25/ 2010.  Its Common Stock is traded on the open market under the symbol OTCQB: SENY.

On September 1, 2015, the Company authorized 651,042 shares of common stock to be issued for $15,000 at $0.02304 per share pursuant to an Equity Purchase Agreement.

On September 10, 2015, the Company authorized 1,640,420 shares of common stock at $0.01524 per share to be issued in exchange for cancellation of $25,000 of the convertible loan.

On September 11, 2015, the Company authorized 902,778 shares of common stock to be issued for $19,500 at $0.021 per share pursuant to an Equity Purchase Agreement.

On September 18, 2015, the Company authorized 1,072,125 shares of common stock to be issued for $22,000 at $0.020 per share pursuant to an Equity Purchase Agreement.

On October 6, 2015, the Company authorized 868,056 shares of common stock to be issued for $15,000 at $0.017 per share pursuant to an Equity Purchase Agreement.

On October 12, 2015, the Company authorized 1,012,731 shares of common stock to be issued for $17,500 at $0.01728 per share pursuant to an Equity Purchase Agreement.

On October 20, 2015, the Company authorized 1,851,852 shares of common stock to be issued for $28,000 at $0.015120 per share pursuant to an Equity Purchase Agreement.

On October 23, 2015, the Company authorized 1,984,127 shares of common stock at $0.01260 per share to be issued in exchange for cancellation of $25,000 of the convertible loan.

On October 27, 2015, the Company authorized 6,613,757 shares of common stock to be issued for $100,000 at $0.015120 per share pursuant to an Equity Purchase Agreement.

On November 6, 2015, the Company authorized 2,063,492 shares of common stock at $0.01260 per share to be issued in exchange for cancellation of $26,000 of the convertible loan.

On November 20, 2015, the Company authorized 2,000,000 shares of common stock at $0.01200 per share to be issued in exchange for cancellation of $24,000 of the convertible loan.

During the quarter ending November 30, 2015, the Company issued 15,576,508 shares of common stock for $254,000 pursuant to an Equity Purchase Agreement.

During the quarter ending February 29, 2016, the Company issued 11,077,216 shares of common stock for $100,000 pursuant to a convertible note.

During the quarter ending February 29, 2016, the Company issued 4,269,242 shares of common stock for $55,000 pursuant to an Equity Purchase Agreement.

During the quarter ending May 31, 2016, the Company issued 40,950,000 shares of common stock was issued for services rendered.

During the quarter ending May 31, 2016, 75,000 shares were cancelled and returned to treasury.

During the quarter ending May 31, 2016, the Company issued 9,498,761 shares of common stock for $125,000 pursuant to a convertible note.

During the quarter ending May 31, 2016, the Company issued 31,682,076 shares of common stock for $275,500 pursuant to an Equity Purchase Agreement.

During the quarter ending August 31, 2016, the Company issued 20,867,229 shares of common stock for $262,500 pursuant to an Equity Purchase Agreement.

During the quarter ending August 31, 2017, the Company issued 22,095,545 shares of common stock for $210,000 pursuant to an Equity Purchase Agreement.

NOTE 14 - Contingencies, Litigation

There were no loss contingencies or legal proceedings against the Company with respect to matters arising in the ordinary course of business.

On October 23, 2013, the Company filed a complaint against St George Investments, LLC (“St. George") in Superior Court, Ventura County California seeking declaratory relief as to contracts relating to the Company’s May, 2012, purchase of the assets of Helix Wind from St. George for treasury stock then valued in excess of $1.8 Million and a subsequent February, 2013, promissory note for $275,000 executed under the terms of an amendment to the May, 2012, asset purchase agreement.  The Company alleged that the Helix Wind asset purchase price had been substantially paid and, in fact, may have been overpaid in light of St. George’s failure to deliver all of the intellectual property of Helix Wind. St. George interpreted the contracts and promissory note as entitling it to a windfall recovery above and beyond the asset purchase price and promissory note amount. On November 21, 2013, St George exercised its right as a non-California based entity to remove the action from the Ventura state court to the federal court sitting in Los Angeles, the United States District Court for the Central District of California.  On November 26, 2013, St. George filed its answer and counterclaim seeking to enforce its interpretation of the contracts and to thereby collect approximately $440,000 above and beyond what is otherwise due, plus costs and attorney fees. On February 3, 2014, the parties participated in a mediation session at the Federal Court and executed an agreement reflecting a settlement in principal (the “Settlement”) which becomes binding only if the parties are unable to come to terms on more formal settlement agreements.  The parties have since executed more formal settlement agreements which are included as an exhibit hereto.  The basic terms of the Settlement required the issuance of an additional 5,000,000 shares of our common stock to St George under the Helix APA; required St. George to purchase additional shares of our common stock for $300,000 ($0.15 per share) which is a price above the market price at the time of the Settlement; fixed the amount due on the note issued to St George in connection with the Helix APA at $600,000 and granted the Company certain prepayment rights.  The Settlement provides for limitations on the amounts of our common stock that St. George may sell into the market.

Full and final settlement was completed on April 6, 2016.

NOTE 15 – Subsequent Events

Management has reviewed and evaluated subsequent events and transactions occurring after the balance sheet date, August 31, 2017, through the filing of this Annual Report on Form 10-K on December 14, 2017, and determined that the following additional subsequent events have occurred:

On September 1, 2017, the Company authorized 2,750,275 shares of common stock to be issued for $20,000 at $0.0727 per share pursuant to an Equity Purchase Agreement.

On September 25, 2017, the Company authorized 3,387,534 shares of common stock to be issued for $20,000 at $0.0590 per share pursuant to an Equity Purchase Agreement.

On October 4, 2017, the Company authorized 3,654,971 shares of common stock to be issued for $20,000 at $0.0547 per share pursuant to an Equity Purchase Agreement.

On October 12, 2017, the Company authorized 4,208,754 shares of common stock to be issued for $20,000 at $0.0475 per share pursuant to an Equity Purchase Agreement.

On October 25, 2017, the Company authorized 3,787,879 shares of common stock to be issued for $30,000 at $0.0792 per share pursuant to an Equity Purchase Agreement.

On October 31, 2017, the Company authorized 3,156,566 shares of common stock to be issued for $25,000 at $0.0792 per share pursuant to an Equity Purchase Agreement.

On November 13, 2017, the Company authorized 4,084,967 shares of common stock to be issued for $25,000 at $0.0612 per share pursuant to an Equity Purchase Agreement.

On November 21, 2017, the Company authorized 4,037,468 shares of common stock to be issued for $25,000 at $0.0619 per share pursuant to an Equity Purchase Agreement.

On December 4, 2017, the Company authorized 4,340,278 shares of common stock to be issued for $25,000 at $0.0576 per share pursuant to an Equity Purchase Agreement.

The Luke Hoppel Note, dated May 24, 2017, reached convertible status on November 24, 2017.

SAUER ENERGY, INC.
Condensed Balance Sheets

	February 28, 2018	August 31, 2017
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$ 1,015	$ 1,952
Petty Cash	1,500	1,500
Total Current Assets	2,515	3,452

Property and Equipment, net	33,617	41,635

Other Assets
Intangible Assets (net)	1,067,543	1,112,631
Security Deposit	13,507	13,507
	1,081,050	1,126,138

Total Assets	$ 1,117,182	$ 1,171,225

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and accrued liabilities	$ 114,595	$ 37,947
Accounts Payable and accrued liabilities - Related Party	5,000	3,000
Notes payable	45,000	105,000
Total Current Liabilities	164,595	145,947

Commitments and Contingencies	-	-

Stockholders' Equity
Common Stock, $0.0001 par value; authorized
650,000,000 shares, issued and outstanding were
437,040,839 on February 28, 2018 and 351,229,209 on August 31, 2017	43,703	35,121
Additional Paid-In Capital	13,130,256	12,473,432
Accumulated deficit	(12,221,372)	(11,483,275)
Total Stockholders' Equity	952,587	1,025,278
Total Liabilities and Stockholders' Equity	$ 1,117,182	$ 1,171,225

The accompanying notes are an integral part of these financial statements.

SAUER ENERGY, INC.
Condensed Statements of Operations
for the three and six months ended February 28,
(Unaudited)

	three months ended		six months ended
	2018	2017	2018	2017
Revenue	$ -	$ -	$ 29,649	$ -
Cost of goods sold	-	-	15,106	-
Gross Profit	-	-	14,543	-

General and Administrative Expenses:
Professional Fees	21,672	28,443	33,449	41,445
Consulting	25,007	67,650	79,780	120,500
Rent Expense	44,022	45,013	89,035	84,086
Research & development expense	39,857	79,494	84,710	151,428
Other general and administrative expenses	56,737	111,528	128,868	187,127
Total Operating Expenses	187,295	332,128	415,842	584,586
Loss from operations	(187,295)	(332,128)	(401,299)	(584,586)

Other Income (expense)
Interest and finance	(190,008)	(149,076)	(356,631)	(276,483)
Changes in derivative liability	(667)	-	19,833	-
	(190,675)	(149,076)	(336,798)	(276,483)
(Loss) before taxes	(377,970)	(481,204)	(738,097)	(861,069)
Provision (credit) for taxes	-	-	-	-
Net (Loss)	$ (377,970)	$ (481,204)	$ (738,097)	$ (861,069)

Earnings (loss) per common share, basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.01)
Basic and diluted weighted average number of common shares outstanding, basic	415,700,229	308,790,242	351,229,209	170,260,964

The accompanying notes are an integral part of these financial statements.

SAUER ENERGY, INC.
Condensed Statements of Cash Flows
for the six months ended February 28,
(Unaudited)
	2018	2017
Cash flows from operating activities:
Net (loss)	$ (738,097)	$ (861,069)
Adjustments to reconcile net loss to
net cash provided (used) by operating activities:
Depreciation and Amortization	53,106	66,932
Chang in debt discount	93,981
Change in derivative	(19,834)
Note issued for commitment fee	45,000
Financing costs paid in shares	219,779	274,494
Changes in operating assets and liabilities:
Other Assets	-	2,995
Accounts payable and accrued expenses - related party	2,000	-
Accounts payable and accrued expenses	81,729	(21,609)
Net cash flows (used by) operating activities	(262,336)	(538,257)

Cash flows from investing activities:
Purchase of furniture and equipment	-	-
Net cash (used by) investing activities	-	-

Cash flows from financing activities:
Proceeds from issuance of note payable	-	-
Payments on note payable	-	(90,000)
Proceeds from issuance of common stock, net of costs	261,399	689,500
Net cash (used by) provided by financing activities	261,399	599,500

Net increase (decrease) in cash	(937)	61,243
Cash, beginning of the period	1,952	46,585

Cash, end of the period	$ 1,015	$ 107,828

Supplemental cash flow disclosure:
Interest paid	$ 5,161	$ 1,991
Taxes paid	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Sauer Energy, Inc.

Notes to the Financial Statements

February 28, 2018

(unaudited)

Note 1 - Organization and summary of significant accounting policies:

These unaudited interim financial statements as of and for the six months ended February 28, 2018, reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented, in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These unaudited interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end August 31, 2017, report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the six month period ended February 28, 2018, are not necessarily indicative of results for the entire year ending August 31, 2018.

Organization

Sauer Energy, Inc. was incorporated in California on August 7, 2008. The Company was incorporated to develop and market wind power electric generators.

Current Business of the Company

On July 25, 2010, the Company executed a plan of reorganization with BCO Hydrocarbon Ltd., a Nevada exploration stage enterprise, in which Sauer Energy Inc. became a subsidiary of BCO.  BCO changed its name to Sauer Energy, Inc.

The Company leases warehouse/office facilities in Oxnard, California, in which the Company develops wind power technology.  A production prototype of a vertical axis wind turbine (“VAWT”) has been developed.  Its compact size is aimed at the small business and home market. The company is focused on plans to manufacture and distribute the product.  In May, 2012, the acquisition of the entire assets of a wind turbine company added two more wind turbine models to the Company, together with patents and a distribution network. During 2016 and 2017, the Company continued to develop its technology.

NOTE 2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted August 31 as the fiscal year-end.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

•  Level 1:  Quoted prices in active markets for identical assets or liabilities.

•  Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

•  Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of August 31, 2017, reflect:

•  Cash:  Level 1   Measurement based on bank reporting.

         Level 2   Loans from Officers and related parties

•

Level 2   Based on promissory notes.

Federal income taxes

The Company utilizes FASB ACS 740, “Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recorded when, in the opinion of management, it is “more likely-than-not” that a deferred tax asset will not be realized. The Company generated a deferred tax credit through net operating loss carry-forward.  A valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ASC accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Research and development costs

The Company expenses costs of research and development cost as incurred. The costs for the three months ended February 28, 2018, and three months ended February 28, 2017, were $ 39,857 and $79,494 respectively. The costs for the six months ended February 28, 2018, and February 28, 2017, were $84,710 and $151,428 respectively.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Basic and Diluted Earnings (Loss) Per Share –

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company does not have potentially dilutive securities outstanding consisting of warrants to purchase common stock or convertible loans.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

The Company is reviewing the effects of following recent updates.  The Company has no expectation that any of these items will have a material effect upon the financial statements.

•

Update 2016-15—Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)

•

Update 2016-09—Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting

•

Update 2016-07 —Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting

•

Update 2016-06 —Derivatives and Hedging (Topic 815): Contingent Put and Call Options in Debt Instruments (a consensus of the Emerging Issues Task Force)

•

Update 2016-03—Intangibles—Goodwill and Other (Topic 350), Business Combinations (Topic 805), Consolidation (Topic 810), Derivatives and Hedging (Topic 815): Effective Date and Transition Guidance (a consensus of the Private Company Council)

•

Update 2016-01—Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities

•

Update 2015-17 —Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes

•

Update 2015-16—Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments

•

Update 2015-15—Interest—Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements—Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting (SEC Update)

Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.  These reclassifications had no effect on reported losses, total assets, or stockholders’ equity as previously reported.

Note 3 – Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $(12,221,372) as of February 28, 2018, and had no revenues, which raises substantial doubt as to the Company’s ability to continue as a going concern.

In view of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management plans to raise additional capital through the sale of stock to pursue business development activities.

Note 4 – Property and Equipment

Property and Equipment consisted of the following at February 28, 2018, and August 31, 2017:

	2/28/17	8/31/17
Property Plant and Equipment	$ 282,427	$ 282,427
Less accumulated depreciation	(248,810)	(240,792)
Property and equipment, net	$ 33,617	$ 41,635

The Company depreciates its property and equipment using accelerated methods over lives of five or seven years.  In six months ended February 28, 2018, and 2017, depreciation was $8018 and $9,480, respectively.

Note 5 – Asset Purchase

On May 11, 2012, the Company entered into an Asset Purchase Agreement with St. George Investments LLC, an Illinois limited liability company, to acquire certain assets in foreclosure for 6,000,000 common shares.  The assets were formerly owned by Helix Wind, Inc., a Nevada corporation in the same business as the Company.  The assets and agreed prices were:

Tangible Assets
Equipment	$ 23,000
Supplies	1,000
Inventory	1,000
Total Intangible Assets	$ 25,000

Intangible Assets
Goodwill	$ 5,000
Intellectual Property (10 patents, 2 trademarks, network
systems, wind turbine monitoring system, URL)	1,467,500
Restrictive Covenant	2,500
Total Intangible Assets	$ 1,475,000

Note 6 – Intangible Property

The Company has acquired intangible property in patents, patents pending and goodwill.  The patents are being amortized over their expected lives of not more than seventeen years.  The restrictive covenants were fully amortized as of August 31, 2013.  Those patent costs allocated to pending patents do not begin amortizing until the underlying patent is issued.  If for some reason a patent is not issued the costs associated with the acquisition and the continuation of the application are fully amortized in the year of the denial.

	February 28, 2018	August 31, 2017
Patents	$ 109,092	$ 109,092
Purchased Patents	1,467,500	1,467,500
Goodwill	5,000	5,000
Less Amortization	(514,049)	(468,961)
	$ 1,062,543	$ 1,112,631

In six months ended February 28, 2018 and 2017, amortization was $45,088 and $45,088, respectively.

Note 7 - Notes Payable

On July 26, 2016, the Company entered into short term note agreement with Beaufort Capital Partners, LLC., in the amount of $50,000 with an interest rate of 10% per annum, with a due date of October 26, 2016.  It has been paid in full.

On August 30, 2016, the Company entered into a short term note agreement with Beaufort Capital Partners, LLC.,   in the amount of $40,000 with an interest rate of 10% per annum, with a due date of December 1, 2016. The balance has been paid in full.

On May 2, 2017, the Company entered into a short-term note agreement with an investor

in the amount of $50,000 with an interest rate of 10% per annum, with a due date of September 2, 2017.   The balance has been paid in full.

On May 24, 2017, the Company entered into a convertible promissory note with an investor in the amount of $105,000 with an interest rate of 8% per annum, with a due date of May 24, 2018. Convertible 180 days after issuance, at 80% of the lowest trading price over the previous 20 trading days. The balance has been paid in full.

On February 21, 2018, the Company entered into a Promissory Note in the amount of $45,000, with an interest rate of 8% per annum, with a due date of November 21, 2018, which can be prepaid at any time, without consequence, and is not convertible.

Note 8 - Related Party Note

As of February 28, 2018 , we have related party payable to Deiter Sauer for consulting in the amount of $5000.

Note 9 – Commitments and Contingencies

Rental Agreement:

On August 7, 2015, the Company entered into a Commercial Single-Tenant Lease for a 26,550 square foot building in Oxnard, California, with monthly payments of $13,507 for sixty months, plus common area costs of $507.38 per month.  All company operations will be concentrated at the site.

Lease Commitments – following five fiscal years:

Fiscal year ended

August 31,

Year	Lease
2018	84,086
2019	168,173
2020	168,173

For the three months ending February 28, 2018, and 2017, the rent expense was $42,043 and $42,043, respectively.  For the six months ending February 28, 2018, and 2017, the rent expense was $84,086 and $84,086, respectively.

Note 10 - Federal income tax

No provision was made for federal income tax, since the Company has had significant net operating losses. Net operating loss carryforwards may be used to reduce taxable income through the year 2035. The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock, unless the same or similar business is carried on. The net operating loss carryforward for federal and state income tax purposes was approximately $12,221,372, which will expire in 2029 through 2035 if not utilized.  The Company uses 21% for a composite tax rate to estimate the value of net operating losses for deferred taxes.

The Company as of six months ended February 28, 2018, and 2017, recognized net operating losses of approximately $738,097 and $861,069, respectively.  The total estimated deferred tax asset as of three months ended February 28, 2018, was $2,566,488.   The Company recorded a 100% valuation allowance for the deferred tax asset since it is more likely than not that some part or all of the deferred tax asset will not be realized.

Although Management believes that its estimates are reasonable, no assurance can be given that the final tax outcome of these matters will not be different than that which is reflected in our tax provisions. Ultimately, the actual tax benefits to be realized will be based upon future taxable earnings levels, which are very difficult to predict.

No provision was made for federal income tax, since the Company had an overall net operating loss and has accumulated net operating loss carryforwards.

For the three and six months ended February 28, 2018, and 2017, no income tax expense has been realized as a result of operations and no income tax penalties and/or interest have been accrued related to uncertain tax positions.  The Company files income tax returns in the U.S. federal jurisdiction and in the State of California.  These filings are subject to a three-year statute of limitations.  The Company’s evaluation of income tax positions included the years ended August 31, 2014, through 2018 could be subject to agency examinations.  No filings are currently under examination.  No adjustments have been made to reduce the estimated income tax benefit at fiscal year-end or at the quarterly reporting dates.  Any valuations relating to these income tax provisions will comply with U.S. generally accepted accounting principles.

Note 11 – Capital Stock

The Company went public on 7/25/ 2010.  Its Common Stock is traded on the open market under the symbol OTCQB: SENY.

During the quarter ending November 30, 2016, the Company issued 26,075,562 shares of common stock for $322,500 pursuant to an Equity Purchase Agreement.

During the quarter ending February 28, 2017, the Company issued 24,365,406 shares of common stock for $367,000 pursuant to an Equity Purchase Agreement.

During the quarter ending May 31, 2017, the Company issued 5,259,032 shares of common stock for $73,075 pursuant to an Equity Purchase Agreement.

During the quarter ending August 31, 2017, the Company issued 22,095,545 shares of common stock for $210,000 pursuant to an Equity Purchase Agreement.

During the quarter ending November 30, 2017, the Company issued 29,068,414 shares of common stock for $185,000 pursuant to an Equity Purchase Agreement.

During the quarter ending February 28, 2018, the Company issued 27,507,176 shares of common stock for $75,481.72 pursuant to a convertible note.

During the quarter ending February 28, 2018, the Company issued 21,236,040 shares of common stock for $76,398.84 pursuant to an Equity Purchase Agreement.

NOTE 12 – Subsequent Events

Management has reviewed and evaluated subsequent events and transactions occurring after the balance sheet date, February 28, 2018, through the filing of this Quarterly report on April 23, 2018, and determined that the following additional subsequent events have occurred:

On February 28, 2018, the Company entered into a convertible Promissory Note with Geneva Roth Remark Holdings, Inc., in the amount of $78,000, with an interest rate of 12% per annum and a due date of February 28, 2019, which can be prepaid prior to 180 days.  The unpaid portion becomes convertible after 180 days, at 61% of the average of the lowest two trading prices over the 15 trading days prior to the conversion date.  Funds were received on March, 1, 2018.

The Company has initiated a one for five reverse split of its outstanding and authorized shares of common stock.  Effecting this corporate action is subject to regulatory (FINRA) approval, which has not, as of the date of this report, been obtained.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee

$50.30

Accounting fees and expenses

$5,000.00

Legal fees and expenses

$0.00 *

Printing and related expenses

$1,000.00

Transfer agent fees and expenses

$1,000.00

Miscellaneous

$949.70

Total

$8,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

There have been no private offerings in fiscal years 2017 and 2016.

For Fiscal Year ended 2017, a total of 15,559,109 shares were issued.

For Fiscal Year ended 2017, there were no conversions.

From September 1, 2015, to August 8, 2016, conversions were made in the amount of $275,000 on same note that resulted in 5,336,415 shares being issued.  The foregoing issuances were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof as transactions by an issuer not involving any public offering.  The note has been satisfied in full.

ITEM 16. EXHIBITS

Exhibit No.

Description

3.1 Articles of Incorporation.  (Incorporated by reference to the Exhibits attached to the Company's Form S-1filed with the SEC on October 30, 2008).

3.2 Bylaws.  (Incorporated by reference to the Exhibits attached to the Company's Form S-1 filed with the SEC on October 30, 2008).

3.3 Articles of Amendment to the Articles of Incorporation filed with the Secretary of State of Nevada on October 15, 2010.  (Incorporated by reference to the like numbered exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 2010).

3.4 Certificate of Change to the Certificate of Incorporation filed February 28, 2018.  (Incorporated by reference to the like numbered Exhibit to Current Report on Form 8-K filed March 2, 2018)

4.1 Specimen Stock Certificate.  (Filed with S-1 dated March 17, 2015).

5.1 Opinion of Frank J. Hariton.  (Filed herewith)

10.1 Farm-In Agreement dated August 29, 2008, between Unitech Energy Resources Inc. and BCO Hydrocarbon Ltd.  (Incorporated by reference to the Exhibits attached to the Company's Form S-1 filed with the SEC on October 30, 2008).

10.2 Agreement and Plan of Reorganization, dated June 23, 2010, by and among the Registrant, Dieter R. Sauer, Jr., and Malcolm Albery.  (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 25, 2010).

10.3 Lease, dated August 20, 2012, between Erik J. Eppink and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 12, 2012).

10.4 Equity Purchase Agreement, dated as of February 27, 2015, by and between Beaufort Capital Partners, LLC and Sauer Energy, Inc.  (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on March 16, 2015).

10.5 Registration Rights Agreement, dated as of February 27, 2015, by and between Beaufort Capital Partners, LLC and Sauer Energy, Inc.  (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on March 16, 2015).

10.6 Lease, dated August 7, 2015, between Emmet J. Hawkes and Sally Hawkes and Sauer Energy Inc. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on September 24, 2015).

10.7 Equity Purchase Agreement, dated as of December 21, 2015, by and between Beaufort Capital Partners, LLC and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on December 23, 2015).

10.8 Registration Rights Agreement, dated as of December 21, 2015, by and between Beaufort Capital Partners, LLC and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on December 23, 2015).

10.9 Equity Purchase Agreement, dated as of July 1, 2016, by and between Beaufort Capital Partners, LLC and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on July 1, 2016).

10.10 Registration Rights Agreement, dated as of July 1, 2016, by and between Beaufort Capital Partners, LLC and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on July 1, 2016).

10.11 Equity Purchase Agreement, dated as of May 9, 2017, by and between East Six Opportunity Fund, LLC and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on May 12, 2017).

10.12 Registration Rights Agreement, dated as of May 9, 2017, by and between East Six Opportunity Fund, LLC and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on May 12, 2017).

10.13 Equity Purchase Agreement, dated as of February 16, 2018, by and between GHS Investments, LLC and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on March 2, 2018).

10.14 Registration Rights Agreement, dated as of February 16, 2018, by and between GHS Investments, LLC and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on March 2, 2018).

10.15  Commitment Fee Note, dated February 21, 2018, , by and between GHS Investments, LLC and Sauer Energy, Inc. (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on March 2, 2018).

10.16  Note, dated February 28, 2018, by and between Geneva Roth Remark Holdings, Inc. and Sauer Energy, Inc.  (Filed herewith)

10.17  Note, dated April 27, 2018, by and between Auctus Fund, LLC, and Sauer Energy, Inc.  (Filed herewith)

22.1 Subsidiaries of the Registrant. None

23.1 Consent of Fruci & Associates II, PLLC  (Filed herewith)

23.2 Consent of Frank J. Hariton (included in exhibit 5.1)

ITEM 17. UNDERTAKINGS

A.

Rule 415 Offering The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. B. Request for Acceleration of Effective Date Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, State of California on June 5, 2018.

Sauer Energy, Inc.
By: /s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr., President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dieter R. Sauer, Jr.	CEO and President	06/5/2018
Dieter R. Sauer, Jr.	(Principal Executive Financial and Accounting Officer)
/s/ Jeff Massey	Director	06/5/2018
Jeff Massey